SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Commerce Energy Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

electricAmerica
THE POWER OF SAVINGS NEWSLETTER

ISSUE 1

electricAmerica Achieves Highest Ranking

IN A RECENT REPORT ranking national electric service providers, electricAmerica once again placed high on the overall list. Based on peak Megawatt load, electricAmerica has the honor of being the highest ranking retailer that is not affiliated with a utility, or major energy company parent. The report was released by KEMA, an independent strategic and technical consulting firm that specializes in serving the global electric and gas industry. "We are very pleased by our listing in the KEMA report," said Peter Weigand, Commerce Energy Group President. "Our ranking is a direct reflection of our proficiency in the deregulated electricity market and the ability to convert our expertise into consumer trust and measurable savings for our customers." ◊

The History of Energy Deregulation

ENERGY DEREGULATION CAN be traced back to the 1970s when the federal government had price controls for natural gas in place. At the same time utilities typically entered twenty year contracts where they agreed if they did not take the gas, they would pay for it anyway. In the late 1970s the country was experiencing natural gas shortages so the federal and state governments responded with tax breaks and other incentives for consumers to reduce usage. The demand for natural gas dropped significantly, thus creating an excess. So while utilities were still paying for the gas, they were not taking delivery of it, resulting in increased rates to customers.

In 1984 the Federal Energy Regulatory Commission (FERC) issued order 436,

Continued on page 2

New Ways to Buy Electricity

AS WITH ANY PRODUCT, one size does not fit all. To better accommodate customer requests for a variety of pricing options, electricAmerica is now offering several new products. In addition to the mainstay ***Full Service*** product, customers may also select from ***Base Load Service*** and ***Shop and Lock*** offerings. According to Peter Weigand, Commerce Energy Group President, "In our effort to satisfy current and potential customers, we have developed additional pricing alternatives which are tailored to the customers' needs and fit a variety of risk profiles."

Wholesale Electric Prices
Dollars
Fixed Price
Market Price
January through December

The ***Full Service*** product remains a simple fixed price, fixed term, full requirement product, which offers the lowest risk to customers and is easy to understand. A majority of our customers have selected this product.

For those customers willing to share in some of the market pricing risk to attain potentially larger savings, we offer a ***Base Load Service*** product. This product consists of two components, a fixed price for base load usage within an agreed upon consumption bandwidth and a daily market rate for the usage outside the bandwidth. Customers with a more predictable consumption pattern will find this product appealing.

Wholesale Electric Prices
KWH
Bandwidth
Upper limit
Base Load
Lower limit
Fixed Price
Market Price
0
12
24hrs

The ***Shop and Lock*** product was designed to allow customers the ability to set a savings target in advance and then have electricAmerica monitor the market daily for that target price. Customers utilizing the ***Shop and Lock*** product have the option of buying month to month at spot prices until the target price is reached, or waiting to switch from the utility supply until the target price is locked in. Either way, the customer is in the driver's seat.

Wholesale Electric Prices
Dollars
Today's price
Lock price
January through December

At electricAmerica, our customers are key. Providing product options that demonstrate flexibility and creativity in pricing is only one example of how we strive to keep our customers satisfied. To receive a free savings analysis, call 1-800-ELECTRIC, or visit our web site at www.electricamerica.com. ◊

electricAmerica
MEMBER OF THE COMMERCE ENERGY GROUP

page 1

electricAmerica

Welcome Back Container Supply Company

Container Supply Company has returned to electricAmerica's list of prestigious customers.

Container Supply Facilities Manager, Joe Ruffino shows off the meter installation along with electricAmerica Vice President of Sales, Jeff Bailey and Sales Manager, Eva Candelas-Blue.

LOCATED IN GARDEN GROVE, California, Container Supply Company originally signed with electricAmerica in 1998 and became one of their first customers. Container Supply Company was included as part of a testimonial feature in an early electricAmerica marketing video, promoting the benefits of electric choice. By the time the winds of change hit the energy industry in California, Container Supply Company had been receiving electricAmerica's low-cost reliable energy for nearly three years, and then they were persuaded to switch to a competitive supplier.

After a year and a half, Joe Ruffino, Facilities Manager for Container Supply Company made a key decision to return to electricAmerica for CSC's energy needs. "When I first chose to switch to electricAmerica, I felt lucky because out of hundreds of Energy Service Providers in California, most are no longer in business," said Ruffino. "After leaving electricAmerica, I realized that energy supply could be relative. The lowest price isn't necessarily always the best deal. I have since discovered that no other company can even come close to the hands-on superior customer care I receive with electricAmerica. It makes all the difference, and I'm pleased to be a returning customer."

> *"...No other company can even come close to the hands-on superior customer care I receive with electricAmerica."*

The ability for customers to switch from one electric service provider to another is confirmation that although there have been changes in the area of Direct Access in California, it is still very much alive. ◊

electricAmerica's Market Timeline

1998 – California
2002 – Michigan
2004 – Licensed in NY, MD, OH, TX and VA
1999 – Pennsylvania
2003 – New Jersey

Deregulation

Continued from first page

which allowed gas producers to sell the excess directly to the marketplace, thus natural gas deregulation was born. In 1992 FERC further deregulated the natural gas industry with order 636, which eliminated the long term utility contracts and opened the markets even further.

That same year FERC approved a new type of generation facility that could be owned by someone other than the utility, creating independent power producers and, for the first time, allowing power to be traded.

Today many states have competitive electricity environments. Substantial differences exist between competitive offerings and those of traditional utilities, including, unique billing services, and a variety of pricing packages.

Commonwealth Energy Corporation (now Commerce Energy Group) was founded in 1998 specifically to participate in electric deregulation and soon thereafter launched its offerings under the brand electricAmerica. The above time line depicts our expansion into deregulated electric markets. ◊

electricAmerica™
THE POWER OF SAVINGS℠
600 Anton Boulevard, Suite 2000
Costa Mesa, CA 92626

www.electricamerica.com
AMEX: EGR

SALES
1-800-ELECTRIC
cisales@electric.com

CUSTOMER SERVICE
1-800-556-8457

EDITOR
Doreen Wiley
dwiley@electric.com

All rights reserved. No articles may be reproduced in whole or part by any means without permission. ◊

page 2

electricAmerica

electricAmerica's Power of Savings Comes to Clear Channel Outdoor of Philadelphia

electricAmerica has been selected to deliver the Power of Savings to Clear Channel Outdoor of Philadelphia.

THE RECENT EXPANSION OF electricAmerica services to an additional 568 meters in Philadelphia brings the total of Clear Channel meters serviced to 962 billboards in the PECO area. "We believe that the expansion of our services at Clear Channel Outdoor of Philadelphia is verification of our ability to serve the client's energy needs, while offering a tangible cost savings," said Peter Weigand, President of Commerce Energy Group, which owns electricAmerica.

After close analysis, a savings opportunity was identified and Clear Channel was then presented with a proposal recommending that they increase their participation in the electricAmerica program to realize even greater savings. Marty Charloff, Vice President of Contact Center Operations for electricAmerica says, "Our goal was to optimize Clear Channel's utility purchasing strategies, and our Power to Save program offers a means to accomplish that."

Norm Gearhart, Vice President of Clear Channel Outdoor of Philadelphia, adds, "From our experience, we are confident that the additional service will represent a substantial savings in Clear Channel's electric bills across the PECO area." ◊

President's Corner

We are all watching energy prices rise to heights that have become uncomfortable to say the least. So the key question is what can you do about it?

When it comes to rising electricity costs, there are only so many options that will offer consumers relief. One option is to cut back on how much is used. While this sounds logical, it isn't easy to do. Another option is to buy from a marketer, such as electricAmerica instead of your utility.

Buying electricity from a marketer can offer some immediate savings, but more importantly there is flexibility in how the electricity is priced and in your contract terms.

Most customers compare the marketer price with the utility price and then make a decision based on savings at that moment in time, overlooking the eventuality of a rate increase by the utility. Many of the electric utilities have not yet implemented a rate increase in the face of today's high priced energy. This isn't because they don't plan to, it's because it takes time to work through the state regulatory process.

This changes the dynamic of comparing utility and marketer prices. For example, if a customer locks in a price with a marketer for a year or two that is equal to or slightly below the current utility price, there may be a growing margin of savings due to the eventual utility rate increase.

For a more complete discussion of how we can help you can hedge against rising prices, please talk to one of our highly knowledgeable representatives. We would be happy to provide an analysis of your options in terms of pricing, flexibility, and contract terms. ◊

–Peter Weigand, President

pweigand@electric.com

electricAmerica Poised to Provide Electricity to Two New States

A SUBSIDIARY OF COMMERCE Energy Group, electricAmerica did not become the largest U.S. unaffiliated retail electricity provider by standing still. In keeping with their intent to enter new territories, the company has been granted licenses to provide electric service in the states of Virginia and Maryland.

Under the brand name electricAmerica, Commerce Energy Group currently supplies their low-cost reliable electricity to customers in California, Michigan, New Jersey and Pennsylvania and is licensed as an alternative energy service company in the states of New York, Texas and Ohio. Recently electricAmerica also received licensing approval to begin offering retail electric services to commercial and industrial customers within the borders of both Virginia and Maryland.

"Obtaining licenses in these two new states presents a tremendous opportunity for electricAmerica," said President, Peter Weigand. "We are dedicated to our strategy of expansion into new markets in pursuit of diversified long-term growth, and these authorizations will allow electricAmerica to expand its presence in two key market areas."

...electricAmerica has saved its customers millions of dollars as opposed to what they would have paid had they remained with their utilities.

Since the Company's inception in 1998, electricAmerica has been committed to providing customers with energy priced below that of the utilities. To date, electricAmerica has saved its electric service customers millions of dollars as opposed to what they would have paid had they remained with their utilities. ◊

page 3

Commerce Energy Group Rings Opening Bell on Wall Street

CEO Ian B. Carter gives an in-depth interview to Janet Brandstrater, Business Anchor for AMEX-TV. Appearing on the monitor behind them is the bell ringing in action.

THE BELL SIGNIFYING THE opening of trading for the American Stock Exchange on Monday, September 13th, was rung by Commerce Chairman and CEO Ian B. Carter. Joining Mr. Carter on the AMEX podium was Company President Peter Weigand.

Launched with the onset of deregulation in California, Commerce Energy Group became a Delaware holding company and began trading publicly on the AMEX on July 8, 2004.

"It is indeed an honor to be part of this remarkable tradition and on behalf of Commerce Energy Group, our shareholders, our Board of Directors, our management team and our hard working employees, I am proud to be a member of the trading companies on the American Stock Exchange," said CEO Carter. "Reaching this significant milestone in our Company's history and listing our stock on the AMEX supports our commitment to continued growth and building shareholder value."

Following the ringing, Mr. Carter and Mr. Weigand took a tour of the trading floor and were gifted with the ticket signifying the first trade of Commerce Energy stock. Mr. Carter was then interviewed for AMEX TV. The interview and the bell ringing ceremony can be viewed in the Media Center on the Commerce Energy Group web site at www.commerceenergy.com. ◊

Commerce ENERGY GROUP

Forward-Looking Statements: Certain statements contained within this newsletter, including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, changes in general economic conditions, increased or unexpected competition, failure to obtain regulatory approvals, and other matters disclosed in Commerce Energy Group’s filings with the Securities and Exchange Commission. Further, Commerce Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING INFORMATION
ADDITIONAL INFORMATION REGARDING THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (PROPOSAL 1)
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 2)
APPROVAL OF 2005 STOCK INCENTIVE PLAN (PROPOSAL 3)
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 4)
COMPENSATION OF EXECUTIVE OFFICERS
PERFORMANCE GRAPH
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING JULY 31, 2005
ANNUAL REPORT
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

COMMERCE ENERGY GROUP, INC.

600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(714) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       We cordially invite you to attend the annual meeting of stockholders of Commerce Energy Group, Inc. This annual meeting of stockholders will be held at 1:30 p.m., California time, on January 12, 2005, at The Grove of Anaheim, located at 2200 E. Katella Avenue, Anaheim, California 92806, for the following purposes:

1.	To elect two Class I directors to the Board of Directors to hold office for a term of three years or until his successor is elected and qualified;

2.	To approve the Commerce Energy Group, Inc. 2005 Employee Stock Purchase Plan;

3.	To approve the Commerce Energy Group, Inc. 2005 Stock Incentive Plan;

4.	To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending July 31, 2005; and

5.	To transact such other business as may properly come before this annual meeting of stockholders or any adjournment thereof.

      The Board of Directors has nominated Gregory L. Craig and Mark C. Pocino as the nominees for election to the Board of Directors as a Class I directors.

      The Board of Directors has fixed the close of business on November 19, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, this annual meeting of stockholders.

      You are cordially invited to be present and to vote at this annual meeting of stockholders in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, or by telephone or the Internet in accordance with the instructions on the enclosed proxy card, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this annual meeting of stockholders and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

John A. Barthrop
Senior Vice President,
General Counsel, and Secretary

Costa Mesa, California

December 3, 2004

COMMERCE ENERGY GROUP, INC.

600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626

PROXY STATEMENT

      The Board of Directors of Commerce Energy Group, Inc. (the “Company” or “Commerce”) is soliciting proxies to be voted at the annual meeting of stockholders of the Company to be held on January 12, 2005 at The Grove of Anaheim, located at 2200 E. Katella Avenue, Anaheim, California 92806, at 1:30 p.m., California time, and at any adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is December 10, 2004.

VOTING INFORMATION

Who May Vote

      The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on November 19, 2004, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share (“Common Stock”). As of the Record Date, 30,529,290 shares of Common Stock were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.

How To Vote

      The Company encourages you to vote promptly. You may vote in one of the following ways:

By Telephone. If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet. You can also vote your shares by the Internet. Your proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

By Mail. If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At the Annual Meeting. The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

      All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocability of Proxy

      You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, John A. Barthrop, at the Company’s principal place of business, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked, (b) providing subsequent telephone or internet voting instructions, or (c) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

      All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” (a) the election of the Board of Directors’ nominees for Class I directors, (b) the approval of the Company’s 2005 Employee Stock Purchase Plan, (c) the approval of the Company’s 2005 Stock Incentive Plan, and (d) the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending July 31, 2005. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

      Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Annual Meeting or has properly submitted a proxy (including a proxy submitted by telephone or over the Internet). A majority of the Company’s outstanding shares of Common Stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The two nominees receiving the highest number of votes “FOR” directors will be elected as Class I directors. This number is called a plurality. Other than with respect to the election of directors, the affirmative vote of holders of a majority of the shares of Common Stock which are present in person or by proxy at the Annual Meeting and entitled to vote on each proposal and which have actually voted is required for the adoption of each such proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

      The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to stockholders whose Common Stock is held of record by such entities. The Board of Directors has authorized certain officers of the Company to retain the services of a proxy solicitation firm if, in such officers’ view, it is deemed necessary. The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies in connection with this proxy statement, and such firm will receive a fee estimated to be $5,000 and will be reimbursed for out-of-pocket expenses.

Nominations for Directors for Annual Meeting

      The Bylaws of the Company (the “Bylaws”) set forth certain procedures relating to the nomination of the Company’s directors (the “Nomination Bylaw”), and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company on or before October 4, 2004. The Company did not receive any nominations for the Annual Meeting in accordance with the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded. For information related to application of the Nomination Bylaw for the annual meeting for the fiscal year ending July 31, 2005, see the discussion in this proxy statement under the caption “Submission of Stockholder Proposals and Director Nominations for the Annual Meeting for the Fiscal Year Ending July 31, 2005.”

Stockholder Proposals for the Annual Meeting

      The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company on or before October 4, 2004. The Company did not receive any stockholder proposals for the Annual Meeting in accordance with the Stockholder Proposal Bylaw. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the annual meeting for the fiscal year ending July 31, 2005, see the discussion in this proxy statement under the caption “Submission of Stockholder Proposals and Director Nominations for the Annual Meeting for the Fiscal Year Ending July 31, 2005.”

ADDITIONAL INFORMATION REGARDING THE COMPANY

      Commerce is the successor to Commonwealth Energy Corporation, which was formed in California in August 1997 (“Commonwealth”). On July 6, 2004, Commonwealth reorganized into a Delaware holding company structure, whereby Commonwealth became a wholly-owned subsidiary of Commerce and the stockholders of Commonwealth became stockholders of Commerce. All references to the Company reflect this continuation. Commonwealth first became a reporting company, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, in October 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership Table

      The following table contains certain information as of the Record Date regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of our directors, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth in this proxy statement under the caption “Compensation of Executive Officers” (we refer to these officers as the “Named Executive Officers”) and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission, or based upon our actual knowledge.

	Common Stock

	Amount and Nature of
	Beneficial Ownership(1)

	Number of
	Shares	Right to		Percent of
Name	Owned(2)	Acquire(3)	Total	Class(1)(2)(3)

Principal Stockholders:
Ian B. Carter(4)	250,000	2,950,000	3,200,000	9.6%
Class I Director Nominees:
Gregory L. Craig	—	—	—	*
Mark C. Pocino	—	—	—	*
Class II Directors:
Charles E. Bayless	2,000	—	2,000	*
Mark S. Juergensen	—	37,500	37,500	*
Peter Weigand	1,088,679	150,000	1,238,679	4.0%
Class III Directors:
Ian B. Carter(4)	250,000	2,950,000	3,200,000	9.6%
Robert C. Perkins	177,000	350,000	527,000	1.7%
Other Named Executive Officers:
Richard L. Boughrum	300,000	125,000	425,000	1.4%
Richard L. Paulsen	—	—	—	*
John A. Barthrop	50,000	625,000	675,000	2.2%
James L. Oliver	—	500,000	500,000	1.6%
All Directors and Executive Officers as a group (9 persons)	1,869,779	4,387,500	6,257,279	17.9%

*	Indicates beneficial ownership of less than 1% of the issued and outstanding class of securities.

(1)	Subject to applicable community property and similar statutes.

(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)	Represents shares of our Common Stock issuable upon exercise of stock options or upon conversion of other convertible securities held by such persons that are exercisable within 60 days of the Record Date.

(4)	The mailing address for Mr. Carter is c/o Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626.

ELECTION OF DIRECTORS

(PROPOSAL 1)

      The Company’s Certificate of Incorporation and Bylaws provide for a “classified” board of directors. The number of authorized directors is currently seven. Currently, there are two Class I directors (Craig G. Goodman and Gregory L. Craig), whose terms expire at the Annual Meeting; three Class II directors (Mark S. Juergensen, Peter Weigand and Charles E. Bayless), whose terms expire at the annual meeting of stockholders to be held after the completion of fiscal year 2005; and two Class III directors (Ian B. Carter and Robert C. Perkins), whose terms expire at the annual meeting of stockholders to be held after completion of fiscal year 2006. Craig G. Goodman has decided not to stand for reelection at the Annual Meeting. The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors approved, the nominations of Gregory L. Craig and Mark C. Pocino for election as Class I Directors at the Annual Meeting for each to serve a three year term expiring at the third annual meeting to be held after the completion of fiscal year 2005 or until his successor is elected and qualified. Mr. Pocino was recommended to the Nominating and Corporate Governance Committee by one of our independent directors. Mr. Craig is an incumbent director who was originally recommended for appointment to the Board by two current members of the Board, including our chief executive officer and one of our independent directors. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

      In the event either nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

      The Board of Directors unanimously recommends a vote for the election of each of Gregory L. Craig and Mark C. Pocino as Class I directors. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of Gregory L. Craig and Mark C. Pocino.

      The telephone and Internet voting procedures will include instructions on how to withhold your vote from any or all nominees.

Information About the Class I Director Nominees

      The following table sets forth information regarding the nominees, including age as of the Record Date and business experience during the past five years:

		Director
Name	Age	Since	Principal Occupation and Other Information

Gregory L. Craig	40	2004	Mr. Craig has served as a director of Commerce since November 2004. Mr. Craig has served as the Chief Executive Officer of Cook Inlet Energy Supply, a North American energy services company he founded, since 1990. Mr. Craig received his Bachelor of Administration degree from the University of Alaska and his Master of Business Administration (MBA) from the University of California at Los Angeles (UCLA).

		Director
Name	Age	Since	Principal Occupation and Other Information

Mark C. Pocino	60	—	Mr. Pocino, now retired, served as a Managing Director of Navigant Consulting, Inc., an energy/utilities consulting firm, from September 1997 through October 2001. Prior thereto, he served as Vice President of Reed Consulting, Inc., an energy/utilities consulting firm that was acquired by Metzler Associates, Inc. in 1997 which thereafter changed its name to Navigant Consulting and as Vice President of Gas Supply for Southern California Gas Company, a subsidiary of Pacifica Enterprises. Pacifica Enterprises was merged with ENOVA Corporation and now is known as Sempra Energy.

Information About Directors Whose Terms Continue

      The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class II or Class III Directors and are continuing in office as directors of the Company:

Class II Directors — Term Expiring Annual Meeting to be Held after the Completion of Fiscal Year 2005

		Director
Name	Age	Since	Principal Occupation and Other Information

Charles E. Bayless	62	2004	Mr. Bayless has served as a director of Commerce since November 2004. Mr. Bayless served as Chairman of Illinova and Illinois Power from August 1998 until his retirement in December 1999. Mr. Bayless served as Chief Executive Officer of Illinova and President of Illinois Power from July 1998 until September 1999. He was Chairman, President and Chief Executive Officer of Tucson Electric Power from 1992 to 1998. Mr. Bayless served as a Director of Illinova from 1998 until the closing of the merger with Dynegy Inc. in February 2000. Mr. Bayless has served as a director of Dynegy Inc. since February 2000.
Mark S. Juergensen	44	2003	Mr. Juergensen has served as a director of Commerce since December 2003 and as a director of Commonwealth since 2003. Mr. Juergensen has served as Vice President of Sales and Marketing for PredictPower, an energy solution software company he co-founded, since May 2000. From February 1995 to June 2000, he served in multiple leadership positions, including as a Commercial Manager, for Solar Turbines, Caterpillar’s gas turbine division. From February 1992 to February 1995, he served as Director of Management Services for Sterling Energy International, a power generation management consulting firm he co-founded. Mr. Juergensen received a Bachelor of Science degree in Electrical engineering from the University of Southern California.

		Director
Name	Age	Since	Principal Occupation and Other Information

Peter Weigand	47	2004	Mr. Weigand has served as a director of Commerce since April 2004. Mr. Weigand became President of Commerce and Commonwealth in April 2004. On November 11, 2004, Mr. Weigand assumed the duties of the principal executive officer of Commerce and its affiliated entities until the Board of Directors appoints a successor to Ian B. Carter, subject to certain limitations imposed by the Special Committee of the Board of Directors. Since 1996, Mr. Weigand served as Chairman and Chief Executive Officer of Skipping Stone, an energy consulting and technology firm he founded. Prior to forming Skipping Stone, Mr. Weigand held senior management positions at several energy marketing companies. Mr. Weigand holds a Bachelor of Business Administration from Wichita State University.

Class III Directors — Term Expiring at Annual Meeting to be held after the Completion of Fiscal Year 2006

Ian B. Carter	66	2003	Mr. Carter has been the Chairman of the Board of Directors and Chief Executive Officer of Commerce since December 2003. Mr. Carter has been Chairman and Chief Executive Officer of Commonwealth since January 2000, and was the President from March 2003 through March 2004. On November 11, 2004, a Special Committee of the Board of Directors of Commerce placed Mr. Carter, Chairman of the Board and Chief Executive Officer of Commerce and Commonwealth, on paid administrative leave with respect to his duties as an officer of Commerce and its affiliated entities, which will continue for an indefinite period not to exceed the remainder of the term of Mr. Carter’s employment agreement ending on January 31, 2005. During the preceding four month period prior to January 2000, he acted as Interim President of Commonwealth. Mr. Carter has served as a director of Commonwealth since 1999. From October 1988 to August 1999, Mr. Carter operated his own businesses, including a mortgage banking firm and a merchant banking firm. Prior to that, Mr. Carter served as an investment specialist for Coldwell Banker Commercial Brokerage and worked as a Systems Engineer and Salesman with IBM. Mr. Carter also served in the United States Army serving in Vietnam, Europe and the Pentagon. Mr. Carter received his Bachelor of Science degree in Engineering from the United States Military Academy at West Point, New York, and his Masters in Business Administration in finance from the University of Southern California.
Robert C. Perkins	65	2003	Mr. Perkins has served as a director of Commerce since December 2003 and as a director of Commonwealth since 1999. Mr. Perkins has served as Chairman and Chief Executive Officer of Hospital Management Services, a provider of financial and management consulting services to hospitals and similar institutions, since June 1969. Mr. Perkins received his Bachelor of Science degree in accounting from Bob Jones University.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND

COMMITTEES OF THE BOARD

      The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee whose functions are briefly described below. The directors are kept informed of our operations at meetings of the Board of Directors and its committees through reports and analyses from, and discussions with, management.

      During the fiscal year ended July 31, 2004 (which we refer to in this proxy statement as fiscal year 2004), the Board of Directors met on six occasions and took action by unanimous written consent on three occasions. During fiscal year 2004, the Board of Directors of Commonwealth met on eleven occasions and acted by unanimous written consent on one occasion.

Committees of the Board

      Audit Committee. The Audit Committee provides oversight of (a) the financial reporting process, the system of internal controls and the audit process of the Company and (b) the Company’s independent auditors. The Audit Committee evaluates the performance of the independent auditors and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews with management and the Company’s independent auditors the Company’s interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K. The current members of the Audit Committee are Robert C. Perkins (Chairman), Mark S. Juergensen and Charles E. Bayless. Each of the members of the Audit Committee is independent, as defined in Rule 121(A) of the listing standards of the American Stock Exchange. The Company’s Board of Directors has determined that Mr. Perkins is an audit committee financial expert. The Audit Committee of Commerce did not meet during fiscal year 2004. During fiscal year 2004, the Audit Committee of Commonwealth met on twelve occasions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is set forth as Appendix A to this proxy statement. The charter of the Audit Committee is also available at http://www.commerceenergy.com/investor relations/corporate.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

      Compensation Committee. The responsibilities of the Compensation Committee include (a) assisting the Board of Directors in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans; (b) determining the compensation, including incentive pay, of the chief executive officer; (c) approving the annual compensation of the other executive officers and senior management personnel of the Company; and (d) administering the Company’s incentive compensation and other stock based plans, including our 1999 Equity Incentive Plan, which we refer to as the 1999 Plan, and determining awards thereunder. The current members of the Compensation Committee are Robert C. Perkins (Chairman), Mark S. Juergensen and Gregory L. Craig. Each of the members of the Compensation Committee is independent under the American Stock Exchange rules. The Compensation Committee of Commerce met on two occasions during fiscal year 2004. During fiscal year 2004, the Compensation Committee of Commonwealth met on eight occasions and acted by unanimous written consent on one occasion. The charter of the Compensation Committee is available at http://www.commerceenergy.com/ investor relations/ corporate.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce

Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nominating and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nominating and Corporate Governance Committee also makes recommendations relating to the development of the Company’s corporate governance guidelines. The members of the Nominating and Corporate Governance Committee are Craig G. Goodman, Robert C. Perkins and Mark S. Juergensen (Chairman). Each member of the Nominating and Corporate Governance Committee is independent under the American Stock Exchange rules.

      The Nominating and Corporate Governance Committee of Commerce did not meet during fiscal year 2004. Commonwealth does not have a Nominating and Corporate Governance Committee. The charter of the Nominating and Corporate Governance Committee is available at http://www.commerceenergy.com/investor relations/ corporate.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

      Nominations for directors submitted to the Nominating and Corporate Governance Committee by stockholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Nominating and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.

      The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending the Board nominees to stand for election. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors, are included in the Company’s recommended slate of director nominees in its proxy statement.

      The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend for the Nominating and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626.

      Each of the incumbent directors of Commerce attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal year 2004 (held during the period for which he has been a director). Each of the incumbent directors who were members of a Board committee, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he served during fiscal year 2004 (held during the period that he served as a committee member).

      Each of the incumbent directors of Commonwealth attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of Commonwealth held during fiscal year 2004 (held during the period for which he has been a director). Each of the incumbent directors of Commonwealth who were members of a Board committee of Commonwealth, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors of Commonwealth on which he served during fiscal year 2004 (held during the period that he served as a committee member).

Corporate Governance

      Corporate Governance Guidelines. Our Corporate Governance Guidelines can be found at http://www.commerceenergy.com/investor relations/corporate.asp. Copies of each of these documents may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

      Code of Business Conduct and Ethics. We have adopted a code of ethics, entitled the “Commerce Energy Group, Inc. Code of Business Conduct and Ethics,” which applies to, among others, our directors, our principal executive officer, our principal financial officer, our principal accounting officer and all of our other officers and employees. A copy of the Commerce Energy Group, Inc. Code of Business Conduct and Ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended July 31, 2004 filed with the Securities and Exchange Commission. We intend to disclose amendments to or waivers from a required provision of the Commerce Energy Group, Inc. Code of Business Conduct and Ethics by including such information as an exhibit in future filings with the Securities and Exchange Commission.

      Board Independence. The Board of Directors has affirmatively determined that the following five members of the Board of Directors are “independent” as that term is defined by the American Stock Exchange Company Guide: Charles E. Bayless, Gregory L. Craig, Craig G. Goodman, Robert C. Perkins and Mark S. Juergensen. Ian B. Carter, our Chairman and Chief Executive Officer, and Peter Weigand, our President, are our only non-independent directors.

      Stockholders’ Communications with the Board. You may send communications to the Company’s Board of Directors, to the non-management members of the Board of Directors or to an individual Board member by directing an e-mail to compliance@electric.com or by sending a letter to Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Corporate Secretary. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors, the non-management members of the Board of Directors or the individual directors on a periodic basis. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to directors.

      Director Attendance at Annual Meetings of Stockholders. Under the Company’s Corporate Governance Guidelines, the Company’s directors are expected to attend annual meetings of the Company’s stockholders. This Annual Meeting is the first annual meeting for Commerce. Commonwealth did not hold an annual meeting of stockholders for fiscal year 2003.

Compensation of Directors

      Directors who also are our employees are not paid any fees or remuneration, as such, for their service on the Board of Directors or on any Board committee. The following compensation policies were adopted by the Board, and may be changed from time-to-time by the Board.

      Cash Compensation. Each non-employee director is paid a quarterly retainer in the amount of $8,000, a fee of $1,000 for each Board meeting which the Board member attends in person and a fee of $750 for each Board meeting which the Board member attends telephonically. Directors who served on Board committees (other than the chairman of such committee) is paid $750 for each committee meeting the Board member attends in person and a fee of $500 for each Committee meeting which the Board member attends telephonically. Committee chairpersons are paid $1,000 for each committee meeting the chairperson attends, whether in person or telephonically. In addition, each non-employee director who resides outside the Southern California area is entitled to receive reimbursement for reasonable travel expenses in accordance with our travel expense policy, with respect to each Board or Board committee meeting that such non-employee director attends in person.

      Stock Options. Prior to fiscal year 2004, stock options were awarded to non-employee directors on a case-by-case basis as determined by the Board of Directors. In recognition of their service on Commonwealth’s Board from fiscal year 2000 through fiscal year 2003, Commonwealth agreed to issue certain stock options to Junona A. Jonas, Robert C. Perkins, Craig G. Goodman and Mark S. Juergensen. In August 2003, in fulfillment of these agreements, Commonwealth granted the following stock options to these directors:

	Number of
	Shares
	Underlying
	Options	Exercise	Expiration
Name	Granted	Price	Date

Robert C. Perkins	100,000	$2.75	8/29/2013
	50,000	$2.75	8/29/2013
	50,000	$1.86	8/29/2013
	20,000 (1)	$1.86	8/29/2013
	80,000 (1)	$1.00	8/29/2013
Craig G. Goodman	50,000	$2.50	8/29/2013
	50,000	$2.75	8/29/2013
	50,000	$1.86	8/29/2013
Junona A. Jonas	50,000	$2.50	8/29/2013
	50,000	$2.75	8/29/2013
	50,000	$1.86	8/29/2013
Mark S. Juergensen	37,500	$1.86	8/29/2013

(1)	Represents stock options issued to Mr. Perkins in connection with a Settlement Agreement and Release entered into between Mr. Perkins and Commonwealth in August 2003 with respect to a dispute between us and Perkins as to the number and terms of certain options to purchase shares of our Common Stock that had been promised to Mr. Perkins in 1999, 2001 and 2002.

      Beginning in fiscal year 2004, each non-employee director who first becomes a member of the Board of Directors will be granted an option to purchase 50,000 shares of our Common Stock following their appointment or election to the Board of Directors, with the following terms and conditions: (a) the options shall be subject to all terms and conditions of the 1999 Plan or any successor plan; (b) the options shall vest quarterly at a rate of 12,500 shares on each three-month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (c) the options shall have a term of 10 years from the date of grant; (d) any vested options may be exercised, during the time the Board member is serving as a director or after such person ceases to be a director, prior to the expiration of the term of the option; and (e) the exercise price shall be the greater of the fair market value or the cash value of our Common Stock on the date of grant.

      In addition, each non-employee member of the Board of Directors will be granted an option to purchase 50,000 shares of our Common Stock pursuant to the 1999 Plan or any successor plan, effective as of the close of business on the date of each annual meeting of stockholders at which such non-employee director is re-elected as a non-employee director or continues in office as an incumbent director, with the following terms and conditions: (a) the options shall be subject to all terms and conditions of the 1999 Plan or any successor plan; (b) the options shall vest quarterly at a rate of 12,500 shares on each three-month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (c) the options shall have a term of 10 years from the date of grant; (d) any vested options may be exercised, during the time the Board member is serving as a director or after such person ceases to be a director, prior to the expiration of the term of the option; and (e) the exercise price shall be the greater of the fair market value or the cash value of our Common Stock on the date of grant.

      Messrs. Bayless and Craig each received 50,000 stock options at an exercise price of $2.08 per share granted under the 1999 Plan in December 2004 following their initial appointment to the Board of Directors. In addition, the Company granted 50,000 stock options with an exercise price of $2.08 per share to each of Messrs. Goodman, Juergensen and Perkins in December 2004 in connection with their service as non-employee directors for 2004. If Mr. Craig is re-elected as Class I director at the Annual Meeting and Mr. Pocino is elected as a Class I director at the Annual Meeting, they will each be entitled to a grant of 50,000 stock options.

      Each non-employee director is also eligible to receive awards under the 1999 Plan, a discretionary stock option plan. Except as described above, no stock options were issued to our directors for services under the 1999 Plan during fiscal year 2004.

APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN

(PROPOSAL 2)

Background

      Subject to stockholder approval, the Board of Directors has adopted the Commerce Energy Group, Inc. 2005 Employee Stock Purchase Plan (the “ESPP”). The ESPP will allow eligible employees, officers, directors and consultants of the Company and its designated affiliates to purchase, through payroll deductions, shares of the Company’s Common Stock. Below is a summary of the principal provisions of the ESPP and its operation. A copy of the ESPP is set forth in full in Appendix B to this proxy statement, and the following description of the ESPP is qualified in its entirety by reference to Appendix B.

      The ESPP is primarily designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company on a tax-favored basis. In particular, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code and thereby to allow participating employees to defer recognition of taxes when purchasing common stock at a discount under such a purchase plan. The Company will not be reserving any shares of Common Stock for issuance under the ESPP. Instead, a designated broker will be purchasing shares for participants on the open market. To the extent the purchase price for shares sold under the ESPP is below fair market value, the Company will make cash payments to the broker to subsidize the discount.

      The Board of Directors unanimously recommends that you vote “FOR” the approval of the 2005 Employee Stock Purchase Plan. The affirmative vote of holders of a majority of the shares of Common Stock which are present in person or by proxy at the Annual Meeting, entitled to vote on this proposal and which have actually voted is required for approval of this proposal.

Summary of 2005 Employee Stock Purchase Plan

      Administration. The ESPP will be administered by the Board of Directors or a person or committee appointed from time to time by the Board of Directors (the “Administrator”). The Board of Directors or the Administrator, if one has been appointed, is vested with full authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims under the ESPP, to adopt, amend and rescind any rules deemed appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Determinations by the Board of Directors or the Administrator, as to the interpretation and operation of the ESPP, will be final and binding on all parties.

      Offering Periods and Purchase Dates. Under the ESPP, twelve monthly offerings (each, an “Offering”) of shares of the Company’s Common Stock will be made each year. Generally, each Offering is of one (1) month’s duration beginning on the first day of each calendar month (e.g., January 1, February 1, March 1, etc.) and ending on the last day of the same calendar month (the “Purchase Period”). However, the first Offering will begin on or after February 1, 2005 (subject to obtaining stockholder approval at the Annual Meeting) and will end on the last day of the calendar month in which the first Offering begins. The Administrator or the Board of Directors may change the Purchase Period associated with future Offerings to up to 27 months, without stockholder approval.

      Eligibility. All employees of the Company and its designated subsidiaries (including designated related entities, for sub-plans) will be eligible to participate in the ESPP, except persons whose customary employment is less than 20 hours per week or five months or less per year, and persons who have been employed by us for less than six months as of the date 30 days before the first business day of the Purchase Period. Persons who are deemed for purposes of Section 423(b)(3) of the Code to own shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock or shares of a subsidiary will be ineligible to participate in the ESPP. In addition, if an option granted pursuant to the ESPP would permit a person’s rights to purchase shares of Common Stock to accrue at a rate that exceeds $25,000 of the fair market value (“Fair Market Value”) of such Common

Stock for any calendar year, such person will not be eligible to participate in the ESPP. In addition, the Board of Directors or the Administrator, in its sole discretion, may permit Company directors, employees who are 5% or more stockholders, and consultants to participate in certain sub-plans which are not designed to qualify as Code Section 423 plans. As of the Record Date, the Company and its designated affiliates had no directors or consultants who were eligible to participate in the ESPP and approximately 165 employees who were eligible to participate in the ESPP.

      Participation. Eligible employees may elect to participate in one or more of the Offerings, by electing to make payroll deductions during the Offering. The amount of the payroll deductions must not exceed a percentage (initially 10%) of the participant’s compensation for a pay period that the Board of Directors or the Administrator establishes from time to time or $1,000, and a participant may not purchase more than $2,000 worth of Common Stock or an amount equal to more than 10% of the participant’s compensation during an Offering, subject to both adjustment for capital changes and to the discretion of the Board of Directors or the Administrator to revise this number for any Offering before it commences. All sums deducted from the regular compensation of participants will be credited to a share purchase account established for each participant on the Company’s books, but prior to use of these funds for the purchase of shares of Common Stock in accordance with the ESPP, the Company may use these funds for any valid corporate purpose. The Company will not be under any obligation to pay interest on funds credited to a participant’s stock purchase account in any event.

      Price. The price per share of Common Stock sold under the ESPP during an Offering will be 85% of closing price of the Company’s Common Stock on the American Stock Exchange on the first day or last day of such Offering, whichever is lower; provided that, before the first business day of any Purchase Period, the Board of Directors or the Administrator may establish a different formula for determining the price, so long as the formula does not result in a lower price than is allowed under Code Section 423(b)(6). Each participating employee will receive an option, effective on the first day of the Offering, to purchase shares of Common Stock on the last day of the Offering. The number of shares which a participant may purchase under the option during each Offering will be the quotient of the aggregate payroll deductions in the Offering authorized by the participant, and not withdrawn, divided by the applicable purchase price.

      Purchase of Shares. A participant’s option to purchase Common Stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the Company or its designated broker (“Designated Broker”) at least five days prior to the last day of the Offering. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions. If a participant fails to work at least twenty hours per week during an Offering, the participant shall be deemed to have terminated his or her participation in the ESPP. A participant who withdraws from an offering may enroll in a subsequent Purchase Period, but only once within the same calendar year. Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may not increase or decrease how much he or she has elected to contribute to the ESPP during the Offering (unless the Board of Directors or the Administrator provides for such before the Offering begins).

      The Designated Broker will purchase the shares of Common Stock authorized for issuance under the ESPP on the open market. To the extent that the purchase price for the shares is below Fair Market Value for any Purchase Period, the Company will pay the Designated Broker the amounts necessary to subsidize the purchase price for shares purchased on the open market.

      Transferability. Options under the ESPP may not be assigned, transferred, pledged or otherwise disposed of except by will or in accordance with the laws of descent and distribution.

      Employment Termination. If a participant’s employment terminates for any reason, his or her payroll deductions or contributions will be refunded, and the participant will have up to thirty days to transfer Common Stock that the Company or the Designated Broker holds for the benefit of the participant from the ESPP to himself or herself, a designated beneficiary or a broker. If the participant’s shares of Common Stock are not so transferred, a share certificate will be issued and mailed to the participant.

      Duration of ESPP. If approved at the Annual Meeting, the ESPP will expire on January 12, 2015, unless the Board exercises its discretion to terminate it on an earlier date.

      Amendment or Termination of the ESPP. The Board of Directors may at any time amend or terminate the ESPP, subject to stockholder approval to the extent the Board or the Administrator determines that such approval is appropriate, for example, to conform the ESPP with Section 423 of the Code (currently, for example, the approval of the stockholders of the Company is required to increase the number of shares of Common Stock authorized for purchase under the ESPP or to change the class of employees eligible to receive options under the ESPP, other than to designate additional affiliates as eligible subsidiaries for the ESPP).

      Change in Company Capital Structure. If there is any change in the shares of the Company as a result if a merger, consolidation, reorganization, recapitalization, declaration of stock dividends, stock split, combination of shares, exchange of shares, change in corporate structure or similar event, appropriate adjustments will be made to the class and number of shares that the ESPP may issue the class and number of shares each participant may purchase, and the class and number of shares and the price per share under each outstanding purchase right.

      U.S. Federal Income Tax Consequences. No taxable income will be recognized by a participant until the sale or other disposition of the shares of Common Stock acquired under the ESPP. When shares are disposed of after less than two years (in what is known as a “disqualifying disposition”), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss. When the shares are disposed of by a participant two years or more after the beginning of the Offering in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (a) the excess of the Fair Market Value of the shares on the purchase date over the purchase price (the “Discount”) or (b) the excess of the Fair Market Value of the shares at disposition over the purchase price. The amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

      Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 15% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 35%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 15% for net capital gains and 35% for ordinary income.

      The Company is entitled to tax deductions for shares issued under the ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares. The ESPP will not meet the requirements in Section 162(m) of the Code, which means that there may be no Company deductions for disqualifying dispositions by the Company’s Chief Executive Officer and four most highly paid other executive officers.

APPROVAL OF 2005 STOCK INCENTIVE PLAN

(PROPOSAL 3)

Background

      Subject to stockholder approval, the Board of Directors has adopted the Commerce Energy Group, Inc. 2005 Stock Incentive Plan (the “SIP”) and is proposing that the SIP be approved by the Company’s stockholders at the Annual Meeting to enable the Company to design appropriate awards and incentives. The amount and nature of the proposed awards under the SIP have not yet been determined. A copy of the SIP is set forth in full in Appendix C to this proxy statement, and the following description of the SIP is qualified in its entirety by reference to Appendix C.

      The Board of Directors believes that the SIP is an important factor in attracting, retaining and motivating employees, consultants, and directors of the Company and its affiliates. The Board believes that the Company needs the flexibility both to have an increased reserve of common stock available for future equity-based awards, and to make future awards in a form other than stock options.

      The SIP increases by 1,750,000 the number of shares of Common Stock available for future awards to employees, consultants, and directors. In view of the number of employees of the Company and its subsidiaries and the fact that the Company may in the future make acquisitions resulting in the hiring of additional employees, the Board of Directors recognizes the need for this increase in the number of shares of common stock which may be issued pursuant to awards relating to Common Stock.

      The principal difference between the SIP and the Commonwealth Energy Corporation 1999 Equity Incentive Plan (the “1999 Plan”) relates to the greater flexibility that the SIP would provide with respect to the types of awards that could occur. The 1999 Plan is basically limited to stock option and restricted stock grants, while the SIP would allow grants pursuant to a variety of awards (“Awards”), including options, share appreciation rights (sometimes referred to as “SARs”), restricted shares, restricted share units, deferred share units and performance-based awards in the form of stock appreciation rights, deferred shares and performance units.

      As of December 3, 2004, 5,792,499 shares of Common Stock are reserved for issuance pursuant to outstanding options granted under the 1999 Plan and 4,520,000 shares of Common Stock are reserved for issuance pursuant to grants made outside the 1999 Plan. The 1999 Plan has 1,207,401 shares of Common Stock that remain available for grant. As of the Record Date, 30,529,290 shares of Common Stock were issued and outstanding.

      If the SIP is not approved by the shareholders at the Annual Meeting, the 1999 Plan will remain in effect in accordance with its terms, and 1,207,401 shares of Common Stock will remain available for future stock option awards.

      If the SIP is approved by the shareholders at the Annual Meeting, the Company will not make future grants with respect to the 1,207,401 shares of Common Stock that remain available for grant under the 1999 Plan. However, the shareholders may suffer further dilution from the SIP, because the total number of shares of Common Stock available for potential compensatory awards will increase by 1,750,000 shares, 5.7% of the outstanding shares of the Common Stock as of the Record Date (subject to adjustment as provided for in the SIP). In addition, the Company expects under currently-applicable financial standards, to recognize financial expense with respect to Awards that occur in a form other than stock option grants having an exercise price fixed at or above fair market value on the grant date.

      If the SIP is approved by the stockholders, the Board intends to cause the shares of Common Stock that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission at the Company’s expense.

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive

Officer and the other four highest paid executive officers of the Company. Currently, the performance-based compensation paid by the Company pursuant to the Incentive Plan is excluded from this $1,000,000 limitation. If the SIP is approved by the stockholders, such approval will constitute approval of the SIP to the Incentive Plan under Section 162(m) and allow the Company to rely upon the exception under Section 162(m) for performance-based compensation awarded under the SIP.

      The Board of Directors unanimously recommends that you vote “FOR” the approval of the 2005 Stock Incentive Plan. The affirmative vote of holders of a majority of the shares of Common Stock which are present in person or by proxy at the Annual Meeting, entitled to vote on this proposal and which have actually voted is required for approval of this proposal.

Summary of 2005 Stock Incentive Plan

      The following summary is not intended to be complete and reference should be made to Appendix C for a complete statement of the terms and provisions of the SIP. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the SIP.

      Purpose. The purpose of the SIP is to provide incentives and awards to select employees, officers, directors and consultants of the Company and its affiliates (referred to collectively as “Eligible Persons”) for the purpose of attracting, retaining and motivating such persons.

      Shares Subject to the SIP. The SIP provides that no more than 2,957,401 shares of Common Stock may be issued pursuant to Awards under the SIP. These shares shall be authorized but unissued shares. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the SIP for stock splits, stock dividends, recapitalizations and other similar events.

      Shares of Common Stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law. In addition, shares that the Company refrains from otherwise delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes will be available for subsequent awards.

      Administration. Either the Board of Directors or a committee appointed by the Board will administer the SIP. The Board of Directors and any committee exercising discretion under the SIP from time to time are referred to as the “Committee.” The Compensation Committee of the Board of Directors is currently acting as the Committee for purposes of the SIP. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

      Subject to the terms of the SIP, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of Common Stock, units or SARs to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the SIP and its administration, to interpret and construe the SIP and the terms of all Award agreements, and to take all actions necessary or advisable to administer the SIP. Within the limits of the SIP, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them. In addition, the Committee may under certain circumstances, and subject to stockholder approval for certain broad-based programs, buy out options or SARs or reduce the exercise price for outstanding options or SARs.

      The SIP provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the SIP. The SIP releases these individuals from liability for good faith actions associated with the SIP’s administration.

      Eligibility. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) only to employees, and may grant all other Awards to Eligible Persons. The SIP and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.

      The SIP provides that no more than 1,500,000 shares of Common Stock may be issued over any period of three consecutive calendar years to any Participant under the SIP pursuant to options and SARs under the SIP. As of November 30, 2004, substantially all of the approximately 175 employees (including officers) of the Company and its affiliates and all five of the Company’s non-employee directors would have been eligible to participate in the SIP.

      Options. Options granted under the SIP provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The SIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).

      Share Appreciation Rights (SARs). A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

      Exercise Price for Options and SARs. The exercise price of Non-ISOs may not be less than 85% of the fair market value on the grant date of the shares of Common Stock subject to the Award, and the exercise price of SARs may not be less than 85% of the fair market value on the grant date of the shares of Common Stock subject to the Award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of Common Stock subject to the Award for Participants who own more than ten percent of our shares of Common Stock on the grant date. For ISOs granted to other Participants and for options intended to be exempt from Code section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares of Common Stock on the grant date.

      As of the Record Date, the closing price of a share of Common Stock on the American Stock Exchange was $1.14 per share.

      Exercise of Options and SARs. To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise under a program the Committee approves.

      The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock).

      Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units. Under the SIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the SIP provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested. The SIP provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of Common Stock.

      Whenever shares of Common Stock are released pursuant to these Awards, the Participant will be entitled to receive additional shares of Common Stock that reflect any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares of Common Stock. Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s stockholders until paid in cash when the shares of Common Stock to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.

      Performance Awards. The SIP authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are payable in shares of Common Stock, cash or some combination of the two; subject to an individual Participant limit of 1,500,000 shares of Common Stock and a cash amount equal to the greater of the fair market value or the cash value of 1,500,000 shares on the grant date per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

      With respect to Performance Compensation Awards, the SIP requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

      Under the SIP, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

      Income Tax Withholding. As a condition for the issuance of shares of Common Stock pursuant to Awards, the SIP requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Common Stock.

      Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee for a select group of management or highly compensated employees.

      Certain Corporate Transactions. The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the SIP but as to which no Awards have yet been granted or that have been returned to the SIP upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the SIP such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the SIP.

      In addition, in the event or in anticipation of a Change in Control (as defined in the SIP), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised Options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of Common Stock issued upon exercise of an Award shall lapse as to the shares of Common Stock subject to such repurchase right; or (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards.

      Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the SIP) by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any shares of Common Stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

      In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

      Term of SIP; Amendments and Termination. The term of the SIP is ten years from December 2, 2004, the date it was approved by the Board. The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the SIP; provided that no amendment, suspension or termination of the SIP shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the SIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

      Expected Tax Consequences. The following is a brief summary of certain tax consequences of certain transactions under the SIP. This summary is not intended to be complete and does not describe state or local tax consequences.

      U.S. Federal Income Tax Consequences. Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of Common Stock issued to the Participant on the exercise date over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of Common Stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Common Stock that the Participant receives.

Restricted Shares, Restricted Share Units, Defined Share Units, and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, defined share units or Performance Awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of Common Stock that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of options under the SIP and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the SIP should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New Plan Benefits. The Committee will grant Awards under the SIP at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the SIP. The Board has adopted a policy, which is subject to change from time-to-time at the discretion of the Board, with respect to annual option grants to non-employee directors. See the discussion in this proxy statement under the caption “Compensation of Directors.” Under this policy, the Company expects to grant 50,000 options to each non-employee director, for an aggregate of 250,000 options, following the Annual Meeting. The Committee has not granted Awards that are contingent upon the approval of the SIP.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 4)

      The Audit Committee has selected the firm of Ernst & Young LLP to act as independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young, LLP audited the Company’s consolidated financial statements for the fiscal year ended July 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. The Audit Committee believes that submitting the selection of Ernst & Young LLP to the stockholders for ratification is advisable as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP; however, the Audit Committee may select Ernst & Young LLP, notwithstanding the failure of the stockholders to ratify the selection. If the appointment of Ernst & Young LLP is ratified, the Audit Committee will continue to conduct an ongoing review of Ernst & Young LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Ernst & Young LLP at any time.

      The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending July 31, 2005. The affirmative vote of holders of a majority of the shares of Common Stock which are present in person or by proxy at the Annual Meeting, entitled to vote on this proposal and which have actually voted is required for approval of this proposal.

Relationship of the Company with Independent Auditors

      The following table sets forth the fees billed to us by Ernst & Young LLP, our independent auditors for each of the last two fiscal years.

	Fiscal Year

	2003	2004

Audit Fees	$326,898	$489,420
Audit-Related Fees	—	22,472
Tax Fees	130,263	172,449
All Other Fees	22,594	—

	$479,755	$684,338

      Audit Fees. This category includes the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

      Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements and which are not reported above under “Audit Fees.” Ernst & Young LLP did not bill the Company for any audit-related services for fiscal year 2003.

      Tax Fees. This category consists of professional services rendered by Ernst & Young LLP for tax services, including tax compliance, tax advice and tax planning.

      All Other Fees. This category consists of fees for advisory services in relation to the Company’s reorganization and listing on the American Stock Exchange.

      The Audit Committee of our Board of Directors has established a practice that requires the Audit Committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent auditors, Ernst & Young LLP, in advance of such services being provided to us.

      In fiscal year 2003 and fiscal year 2004, all of the tax related fees and the fees included in the category “All Other Fees” were pre-approved by the Audit Committee. Under Securities and Exchange Commission rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal accountant for all services rendered on or after May 6, 2003. We are in compliance with these Securities and Exchange Commission rules.

Report of the Audit Committee of the Board of Directors

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended July 31, 2004 with the Company’s management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

      Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Robert C. Perkins, Chairman
Mark S. Juergensen

COMPENSATION OF EXECUTIVE OFFICERS

      We are required by the Securities and Exchange Commission to disclose compensation paid by us during the last three fiscal years to (a) our Chief Executive Officer; (b) our four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal year 2004; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer at the end of fiscal year 2004; provided, however, that no disclosure need be provided for any executive officer, other than the Chief Executive Officer, whose total annual salary and bonus does not exceed $100,000. Accordingly, we are disclosing information regarding compensation paid by us during the last three fiscal years to (a) Ian B. Carter (our Chief Executive Officer); (b) Peter Weigand (our President), Richard L. Boughrum (our Chief Financial Officer), and John A. Barthrop (our General Counsel and Secretary), the three most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal year 2004 and whose salary and bonus exceeded $100,000; and (c) Richard L. Paulsen, (Commonwealth’s former Chief Operating Officer) and James L. Oliver (Commonwealth’s former Chief Financial Officer), for whom disclosure would be required as two of the Company’s most highly-compensated executive officers, but for the fact that they were not serving as executive officers of the Company at the end of fiscal year 2004. All of these officers are referred to in this Annual Report as the “Named Executive Officers.”

Summary Compensation Table

      The following table sets forth for each of the past three fiscal years, all compensation received for services rendered in all capacities by the Named Executive Officers.

						Long Term Compensation

	Annual Compensation						Payouts
						Awards	Securities
				Other		Restricted	Underlying		All
	Fiscal			Annual		Stock	Options/	LTIP	Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation		Award(s)	SARs	Payout	Compensation

Ian B. Carter	2004	$467,404	$87,500	$33,156	(2)	—	600,000	—	$167,000	(3)
Chief Executive Officer,	2003	402,062	100,000	31,102	(2)	—	—	—	—
and Chairman of the Board	2002	314,988	495,000	62,553	(2)	—	3,800,000	—	—
John A. Barthrop	2004	233,124	72,000	16,313	(4)	—	125,000	—	—
General Counsel	2003	202,527	55,500	18,132	(4)	—	—	—	86,880	(3)
	2002	182,016	55,500	16,203	(4)	—	500,000	—	—
Peter Weigand	2004	130,769	—	1,547	(6)	—	600,000	—	—
President(5)	2003	—	—	—		—	—	—	—
	2002	—	—	—		—	—	—	—
Richard L. Boughrum	2004	114,423	—	1,873	(8)	150,000	500,000	—	—
Chief Financial Officer(7)	2003	—	—	—		—	—	—	—
	2002	—	—	—		—	—	—	—
Richard L. Paulsen	2004	318,413	80,000	12,872	(10)	—	—	—	1,519,915	(11)
Former Chief Operating	2003	360,066	75,000	23,823	(10)	—	—	—	—
Officer(9)	2002	310,000	140,000	22,046	(10)	—	—	—	—
James L. Oliver	2004	139,417	72,000	10,649	(13)	—	—	—	172,000	(14)
Former Chief Financial	2003	201,088	55,500	18,124	(13)	—	125,000	—	—
Officer(12)	2002	171,000	89,813	19,966	(13)	—	375,000	—	—

(1)	Bonus compensation is determined pursuant to employment agreements and/or by the Compensation Committee and is generally based upon performance measured on a fiscal year basis.

(2)	For Mr. Carter, the amount attributable to perquisites consists of automobile allowance of $15,600 in each of the fiscal years, and reimbursement primarily for medical insurance of $17,556, $15,502 and $46,953 for fiscal 2004, 2003 and 2002, respectively.

(Footnotes continued on the following page.)

(Footnotes continued from the preceding page.)

(3)	Represents the positive difference between the valuation of our common stock as of the date stock options were exercised by Named Executive Officer and the exercise price of the options.

(4)	For Mr. Barthrop, the amount attributable to perquisites consists of automobile allowance of $7,200 in each of the fiscal years, and reimbursement primarily for medical insurance of $9,113, $10,932 and $9,003 for fiscal 2004, 2003 and 2002, respectively.

(5)	Mr. Weigand joined the Company on April 1, 2004.

(6)	For Mr. Weigand, the amount attributable to perquisites in fiscal 2004 consists primarily of reimbursement for medical expenses of $1,547.

(7)	Mr. Boughrum joined the Company on April 1, 2004.

(8)	For Mr. Boughrum, the amount attributable to perquisites in fiscal 2004 consists primarily of reimbursement for medical expenses of $1,873.

(9)	Mr. Paulsen served as Commonwealth’s Chief Operating Officer until March 16, 2004.

(10)	For Mr. Paulsen, the amount attributable to perquisites consists of automobile allowances of $5,600, $8,800 and $9,600 for fiscal 2004, 2003 and 2002, respectively, and reimbursement primarily for medical insurance of $7,272, $15,023 and $12,446 for fiscal 2004, 2003 and 2002, respectively.

(11)	Represents severance payments made to Mr. Paulsen in connection with his resignation as an executive officer and employee of Commonwealth.

(12)	Mr. Oliver served as Commonwealth’s Chief Financial Officer until February 20, 2004

(13)	For Mr. Oliver, the amount attributable to perquisites consists of automobile allowances of $4,200, $7,200 and $8,600 for fiscal 2004, 2003 and 2002, respectively, and reimbursement primarily for medical insurance of $6,449, $10,924 and $11,396 for fiscal 2004, 2003 and 2002, respectively.

(14)	Represents severance payments made to Mr. Oliver in connection with his resignation as an executive officer and employee of Commonwealth.

Stock Option Grants

      Stock Option Grants. The following table shows stock option grants to the Named Executive Officers during fiscal 2004.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants

						Potential Realizable Value
	Number of	Percent of				at Assumed Annual Rates of
	Securities	Total	Exercise or			Stock Price Appreciation for
	Underlying	Options/SARs	Base Price			Option Term(3)
	Options/SARs	Granted to	Per Share	Expiration
Name	Granted (#)(1)	All Employees	($)(2)	Date		5% ($)	10%

Ian B. Carter	600,000 (4)	18.2%	$2.50 (5)	1/1/2010		$81,914	$640,449
John A. Barthrop	125,000	3.8%	$1.92	4/1/2014	(6)	$150,935	$382,498
Peter Weigand	600,000	18.2%	$1.92	4/1/2014	(7)	$724,487	$1,835,991
Richard L. Boughrum	500,000	15.2%	$1.92	4/1/2014	(7)	$603,739	$1,529,993
Richard L. Paulsen	—	—	—	—		—	—
James L. Oliver	—	—	—	—		—	—

(1)	Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(Footnotes continued on the following page.)

(Footnotes continued from the preceding page.)

(2)	Except as indicated, all options were granted at the fair market value on the date of grant, as determined by the Compensation Committee of the Board on the date of grant.

(3)	We are required by the SEC to use 5% and 10% assumed rate of appreciation over the option term. This does not represent our estimate or projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

(4)	These options were granted pursuant to the terms of Mr. Carter’s employment agreement, which provides for an annual grant of options to purchase up to 300,000 shares of the Company’s Common Stock upon meeting or exceeding the Company’s financial performance objectives as set forth in its business plan. The Company exceeded the applicable performance goals in 2002 and 2003, entitling Mr. Carter to an option to purchase 300,000 shares of the Company’s Common Stock for each year. These options were granted in fiscal 2004 and were fully vested on the date of grant.

(5)	These options were granted at the price required by the terms of Mr. Carter’s employment agreement.

(6)	Nonqualified stock options which were fully vested on the date of grant.

(7)	Nonqualified stock options which vest 25% immediately and the remainder pro rata over a four year period from the date of grant.

Option Exercises/ Fiscal Year End Value

      The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during fiscal 2004.

Aggregated Option/ SAR Exercises in Last Fiscal Year

and FY-End Option/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options/SARs at Fiscal		Options/SARs at Fiscal
	Shares	Value	Year-End (#)		Year-End ($)(2)
	Acquired on	Realized
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ian B. Carter	100,000	$167,000	3,050,000	1,250,000	$115,000	—
Peter Weigand	—	—	150,000	450,000	—	—
John A. Barthrop	—	—	500,000	125,000	—	—
Richard L. Boughrum	—	—	125,000	375,000	—	—
Richard L. Paulsen	—	—	—	—	—	—
James L. Oliver	—	—	500,000	—	—	—

(1)	Represents the positive difference between the valuation of $1.92 per share of common stock as of the date the options were exercised and the $0.25 exercise price of the options. There was no market value for the common stock prior to our public listing in July 2004. This valuation was made by our Board of Directors for accounting and financial reporting purposes and does not reflect actual transactions.

(2)	Represents the positive difference between the closing price of Commerce’s common stock on the American Stock Exchange on July 30, 2004 (the last trading day of fiscal 2004), which was $1.65 per share, and the $0.50 exercise price of the options.

Employment Agreements

      Ian B. Carter. Mr. Carter serves as our Chairman and Chief Executive Officer. We entered into an employment agreement with Mr. Carter on January 1, 2000. Mr. Carter’s employment agreement was amended on November 1, 2000 and March 15, 2004. The agreement, as amended, provides for Mr. Carter’s employment through January 31, 2005 with both Commonwealth and Commerce Energy.

      Mr. Carter is currently entitled to a minimum base salary of $500,000. In addition, Mr. Carter is entitled to receive a bonus of $100,000 and any additional discretionary cash bonus based on our results of operations. Mr. Carter’s base salary may be increased from time to time by the Board of Directors. Pursuant to his employment agreement, we granted to Mr. Carter an option to purchase 700,000 shares of Common Stock at an exercise price of $2.50 per share, expiring on January 1, 2010, with 300,000 options vested immediately and an additional 100,000 options vesting on each January 1 annually through 2004. Pursuant to his employment agreement, we also granted Mr. Carter additional options to purchase up to 3,500,000 shares of Common Stock, which vest upon satisfaction of the following performance criteria (a) completion of the audit of our July 31, 2000 consolidated financial statements — 500,000 shares; (b) settlement of the California Department of Corporations investigation — 250,000 shares; (c) settlement of the California Public Utilities Commission investigation — 500,000 shares; (d) completion of liquidity event — 750,000 shares; (e) initial public offering stock purchase option — 300,000 shares; and (f) an annual grant of up to 300,000 additional options if we meet or exceed financial performance objectives.

      If during the term of the employment agreement, Mr. Carter is terminated, leaves or is replaced as a result of: (a) all or substantially all of our assets or more than fifty percent (50%) of our issued and outstanding voting shares is acquired by any one person or entity not then affiliated with us; (b) a group of stockholders takes control of us when no significant change of ownership has taken place; or (c) a merger, acquisition, strategic alliance or any other event that could bring substantial capital into us, we must pay Mr. Carter an amount equal to three times Mr. Carter’s then-current base salary and the average of the two highest paid bonuses paid to Mr. Carter plus the amount of certain taxes payable by Mr. Carter. In such event, or if the Company terminates the employment agreement early, Mr. Carter has the right to require us to repurchase all of his stock and all stock options referenced in his employment agreement, whether earned or unearned, at a value two times the then aggregate value of our common stock. Mr. Carter waived all change of control provisions of his employment agreement in connection with our recently-completed reorganization.

      We may terminate Mr. Carter’s employment upon Mr. Carter’s death, total disability or for cause. Upon a termination for death or total disability, we will continue to pay Mr. Carter for a period of one year thereafter or until expiration of the term of the employment agreement, whichever occurs first, his then current base salary and bonus. The term “cause” is defined to mean a conviction or entry of plea of guilty or nolo contendere for any felony that would materially and adversely interfere with his ability to perform his services of his employment. In the event of a termination for cause, Mr. Carter is entitled to receive all compensation and benefits payable to him through the date of termination.

      Mr. Carter may terminate his employment only upon (a) the sale of all or substantially all of our assets to a person unaffiliated with us or the occurrence of a change of control without Mr. Carter’s consent or (b) our material breach of the employment agreement. In case of termination by Mr. Carter due to a change in control without his consent, Mr. Carter is entitled to receive three times the sum of his then current annual base salary and the average of the two highest bonuses paid to him. In the case of termination due to our material breach of contract, Mr. Carter is entitled to receive a payment equal to the monetary value of all of the compensation and benefits payable to him for the remainder of the term. If, at the expiration of the term, we have met or exceeded the projections set forth in the business plan, and we do not offer to extend Mr. Carter’s employment on terms no less favorable than those stated in the then current employment agreement, we must pay Mr. Carter a sum of $100,000 per year for a period of ten years. Mr. Carter will consult to us during that period and be Vice-Chairman of the Board.

      John A. Barthrop. Mr. Barthrop serves as our Senior Vice President, General Counsel and Secretary. We entered into to an employment agreement with Mr. Barthrop on November 1, 2000. Mr. Barthrop’s employment agreement was amended on March 31, 2004. The agreement, as amended, provides for Mr. Barthrop’s employment through December 31, 2004 with both Commonwealth and Commerce Energy.

      Mr. Barthrop is currently entitled to receive an annual base salary of $240,000 under the terms of his employment agreement, subject to possible increases which the chief executive officer and the compensation committee may grant from time to time. Mr. Barthrop is also entitled to an annual cash bonus of 30% of his then current annual salary provided that we have met or exceeded the projections in our annual business plan or as the Board of Directors deems appropriate.

      In March 2004, we entered into an agreement with Mr. Barthrop to amend his employment agreement. In connection with this amendment, we granted Mr. Barthrop an additional 125,000 stock options at an exercise price of $1.92 per share. The exercise price of the options represents the fair market value of Commonwealth’s common stock on the date the options were granted, as determined by the Compensation Committee of Commonwealth’s Board of Directors in accordance with Commonwealth’s 1999 Equity Incentive Plan. If during the term of the employment agreement, as amended, there is a change of control as defined in the employment agreement that is not hostile, then we will pay Mr. Barthrop a $100,000 cash bonus. A change in control includes any transaction in which any person acquires beneficial ownership of 50% or more of the outstanding shares of Commonwealth or Commerce Energy common stock or 50% of the combines voting power of the outstanding securities entitled to vote generally in the election of directors, or the sale of all or substantially all of the assets of the company. A change of control does not include any transaction or series of transactions that has been approved by the Board. We will not record any compensation expense with respect to Mr. Barthrop’s options because they were granted with an exercise price equal to the fair market value of the Company’s common stock at the date of grant, $1.92 per share.

      The agreement will terminate upon the occurrence of any of the following: Mr. Barthrop’s death, total disability, material breach of the employment agreement or fiduciary duty by Mr. Barthrop or written notice of Mr. Barthrop’s decision to terminate his employment. Upon termination, Mr. Barthrop will be entitled to receive his base salary and benefits earned through the date of termination and an amount equal to his then current annual base salary.

      Peter Weigand. Mr. Weigand serves as the President of Commonwealth and Commerce Energy. We entered into an employment agreement with Mr. Weigand on April 1, 2004. The agreement provides for an initial three year term and is automatically extended for successive one year periods unless we or Mr. Weigand provide notice of termination. Mr. Weigand is entitled to a base salary of $400,000, which shall be reviewed at least annually by the Board or the Compensation Committee and may be further increased (but not decreased). Mr. Weigand is eligible to participate in our bonus program at the discretion of the Board on the same basis and terms as are applicable to other senior executives. Pursuant to his employment agreement, we granted to Mr. Weigand an option to purchase 600,000 shares of Common Stock at an exercised price of $1.92 per share, expiring on March 11, 2014, with 150,000 options vested immediately, 150,000 options vesting on each of March 29, 2005, 2006, and 2007 and immediate vesting upon termination of Mr. Weigand’s employment without cause, for good reason, as defined in the employment agreement, or follow a change of control not approved by the Board, provided that in each case Mr. Weigand agrees not to engage in certain prohibited competitive activities for six months following the termination of employment.

      If we terminate Mr. Weigand’s employment without cause, or if Mr. Weigand resigns within six months after a change in control, or he resigns for good reason and he agrees not to compete with us for six months, then he will be entitled to a severance payment equal to his salary for the greater of one year or the number of months remaining in the term of his employment and all of his options and restricted stock grants shall immediately vest. A change of control includes any transaction in which any person acquires beneficial ownership of 50% or more of the outstanding shares of Commonwealth or Commerce Energy common stock or 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors, or the sale of all or substantially all of the assets of the company. A change of control does not include any transaction or series of transactions that has been approved by the Board.

      We may terminate Mr. Weigand’s employment upon death, total disability, or for cause. Upon a termination, for death or total disability, we will continue to pay Mr. Weigand through the date of termination of his employment. “Cause” includes acts of fraud or embezzlement, a knowing and willful unauthorized disclosure of confidential information, conviction or entry of plea of guilty or nolo contendere for a felony or a crime involving fraud, dishonesty, or moral turpitude. In the event of a termination for cause, Mr. Weigand is entitled to receive all compensation and benefits payable to him through the date of termination.

      Richard L. Boughrum. Mr. Boughrum serves as the Vice President and Chief Financial Officer of Commonwealth and Commerce Energy. We entered into an employment agreement with Mr. Boughrum on April 1, 2004. The agreement provides for an initial three year term and is automatically extended for successive one year periods unless we or Mr. Boughrum provide notice of termination. Mr. Boughrum is entitled to a base salary of $350,000, which shall be reviewed at least annually by the Board or the Compensation Committee and may be further increased (but not decreased). Mr. Boughrum is eligible to participate in our bonus program at the discretion of the Board on the same basis and terms as are applicable to other senior executives. Pursuant to his employment agreement, Mr. Boughrum has the right to purchase up to 150,000 shares of our common stock for a purchase price of $1.92 per share at any time until 10 days after consummation of the reorganization. Mr. Boughrum exercised this option on April 2, 2004. We also granted to Mr. Boughrum an option to purchase 500,000 shares of common stock at an exercised price of $1.92 per share expiring in March 2014, with 125,000 vested immediately, 125,000 options vesting on each of March 29, 2005, 2006 and 2007 and immediate vesting upon termination of Mr. Boughrum’s employment without cause, for good reason or following a change of control not approved by the Board, provided that in each case Mr. Boughrum agrees not to engage in certain prohibited competitive activities for six months following the termination of employment. We also granted Mr. Boughrum a restricted stock award of 150,000 shares of common stock, which are subject to repurchase by the Company at $0.001 per share upon termination of Mr. Boughrum’s employment. Commonwealth’s repurchase right terminates with respect to 50,000 shares per year on each of the next three anniversaries of his hire date and also terminates immediately upon termination of Mr. Boughrum’s employment without cause for good reason, as defined in the employment agreement, or following a change of control not approved by the Board, provided that in each case Mr. Boughrum agrees not to engage in certain prohibited competitive activities for six months following the termination of employment.

      If we terminate Mr. Boughrum’s employment without cause, or if Mr. Boughrum resigns within six months after a change in control, or he resigns for good reason and he agrees not to compete with us for six months, then he will be entitled to a severance payment equal to his salary for the greater of one year or the number of months remaining in the term of his employment and all of his options and restricted stock grants shall immediately vest. A change of control includes any transaction in which any person acquires beneficial ownership of 50% or more of the outstanding shares of Commonwealth or Commerce Energy common stock or 50% of the combines voting power of the outstanding securities entitled to vote generally in the election of directors, or the sale of all or substantially all of the assets of the company. A change of control does not include any transaction or series of transactions that has been approved by the Board.

      We may terminate Mr. Boughrum’s employment upon death, total disability, or for cause. Upon a termination, for death or total disability, we will continue to pay Mr. Boughrum through the date of termination of his employment. “Cause” includes acts of fraud or embezzlement, a knowing and willful unauthorized disclosure of confidential information, conviction or entry of plea of guilty or nolo contendere for a felony or a crime involving fraud, dishonesty, or moral turpitude. In the event of a termination for cause, Mr. Boughrum is entitled to receive all compensation and benefits payable to him through the date of termination.

      Richard L. Paulsen. Richard L. Paulsen resigned his position as our Chief Operating Officer, effective March 16, 2004, to pursue other opportunities. Mr. Paulsen executed a confidential severance agreement and general release in connection with his resignation and the termination of his employment. Pursuant to the terms of such agreement, we paid Mr. Paulsen $1,600,875, less required tax deductions.

Pursuant to the terms of the agreement, we repurchased the 500 shares of our common stock held by Mr. Paulsen and all 899,500 of Mr. Paulsen’s options to purchase shares of Commonwealth’s common stock were cancelled.

      James L. Oliver. James L. Oliver resigned his position as Commonwealth’s Chief Financial Officer, effective February 20, 2004, to pursue other opportunities. Mr. Oliver executed a confidential severance agreement and general release in connection with his resignation and the termination of his employment. Pursuant to the terms of such agreement, we paid Mr. Oliver $72,000, less required tax deductions, and will continue to pay Mr. Oliver an amount equal to his former salary until August 2005. Mr. Oliver continues to hold a fully vested option to purchase 500,000 shares of Commonwealth’s common stock with an exercise price of $2.75 per share and a final expiration date of November 1, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

      The 1999 Plan has been approved by our stockholders. We do not have any equity compensation plans other than the 1999 Plan approved by our stockholders, with the exception of one-time grants of warrants or options made by the our Board of Directors from time to time.

      The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2004.

	(a)	(b)	(c)

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon Exercise	Weighted-Average	Future Issuance Under
	of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants	Outstanding Options,	(Excluding Securities
Plan Category	and Rights	Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	5,687,399 (1)	$2.13	1,312,501 (2)
Equity compensation plans not approved by security holders	4,620,000 (3)	$2.41	—

Total	10,307,399	$2.26	1,312,501

(1)	Represents shares of common stock that may be issued pursuant to outstanding options granted under the 1999 Plan.

(2)	Represents shares of common stock that may be issued pursuant to options available for future grant under the 1999 Plan.

(3)	Represents stock options granted by our Board of Directors to various employees, directors and consultants pursuant to stand-alone agreements.

Compensation Committee Interlocks and Insider Participation

      Executive compensation is determined by a Compensation Committee elected by our Board of Directors. The Compensation Committee is currently comprised of Robert C. Perkins, Gregory L. Craig and Mark S. Juergensen. No member of the current Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

Report of the Compensation Committee

Overview

      This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the

Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      During fiscal 2004, the Company’s compensation philosophy in addressing the compensation for the Company’s executive officers and senior management personnel was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent; (b) provide variable compensation components (including short and long-term incentive awards) which are linked with the Company’s performance and that align executive remuneration with the interests of the stockholders; and (c) provide a competitive benefits package. The level of compensation for fiscal 2004 for the Chief Executive Officer and the Company’s other Named Executive Officers was determined primarily by the terms of the employment agreements between the Company and the Named Executive Officers, rather than by performance evaluations by the Committee. During fiscal 2004, the Compensation Committee evaluated the performance of and determined the level of compensation for the Company’s other executive officers and senior management personnel.

Compensation of the Chief Executive Officer

      The only compensation awards to the Company’s Chief Executive Officer which were directly related to the Company’s performance were in connection with the award of an annual bonus and the grant of stock options pursuant to the terms of his employment agreement.

      On January 1, 2000, the Company entered into an employment agreement with Ian B. Carter, the chief executive officer of the Company, with a term ending January 31, 2005. The agreement was amended and restated on November 1, 2000, and further amended on March 16, 2004. Pursuant to the terms of the agreement, Mr. Carter’s annual base salary is subject to automatic annual increases. In addition, Mr. Carter’s base salary is subject to an additional discretionary upward adjustment by the Committee. Pursuant to the terms of the employment agreement, in determining such increases, if any, the Committee takes into account, among other things, the Company’s business plan and the Company’s results of operations. For the fiscal year ending July 31, 2004, the Committee did not make a discretionary upward adjustment to Mr. Carter’s base salary.

      Mr. Carter is eligible to earn a bonus payable by the grant of options to purchase, in the aggregate, up to 3,500,000 shares of Common Stock on the terms and subject to the conditions described under the caption “Compensation of Executive Officers — Employment Contracts and Change of Control Agreements.” In addition, during fiscal 2004, pursuant to the terms of his employment agreement, the Company granted to Mr. Carter options to purchase 600,000 shares of Common Stock as a result of the attainment of performance goals set forth in the employment agreement relating to the Company’s financial performance in fiscal 2002 and fiscal 2003. See the table entitled “Option/SAR Grants in Last Fiscal Year” under the caption “Compensation of Executive Officers” in this Proxy Statement.

      In addition, under the terms of his employment agreement, Mr. Carter is eligible to receive an annual cash bonus if certain performance thresholds are met. During fiscal 2004, the Committee awarded Mr. Carter a cash bonus of $87,500 under this provision of the agreement based upon the Company’s financial performance in fiscal 2003.

      For a further description of the terms of Mr. Carter’s employment agreement, please see the discussion in this Proxy Statement under the caption “Compensation of Executive Officers — Employment Contracts and Change of Control Agreements.”

      In addition to the bonus amounts described above, Mr. Carter is eligible to receive a discretionary bonus each year. The Compensation Committee did not award Mr. Carter a discretionary cash bonus during fiscal 2004.

Compensation of the Other Named Executive Officers

      The only compensation awards to the Company’s other Named Executive Officers which were directly related to the Company’s performance were in connection with the award of annual bonuses pursuant to their respective employment agreements.

      The compensation for each of the Named Executive Officers is determined pursuant to the terms of the respective employment agreements between the Company and each of the Named Executive Officers. Pursuant to the terms of these employment agreements, the annual base salary for each of the Named Executive Officers is subject to automatic annual increases. In addition, the Named Executive Officers’ base salaries are subject to an additional discretionary upward adjustment by the Committee. Pursuant to the terms of the employment agreement, in determining such increases, if any, the Committee takes into account, among other things, the Company’s business plan and the Company’s results of operations. For the fiscal year ending July 31, 2004, the Committee did not make a discretionary upward adjustment to the base salary for any of the Named Executive Officers.

      In addition, under the terms of their employment agreements, each of the Named Executive Officers is eligible to receive an annual cash bonus if certain performance thresholds are met. During fiscal 2004, the Committee awarded cash bonuses under these provisions to John Barthrop, James Oliver and Richard Paulsen, based upon the Company’s financial performance in fiscal 2003.

      The Committee granted an option to purchase 125,000 shares of Common Stock at an exercise price of $1.92 to John Barthrop in connection with an amendment to his employment agreement and waiver of certain change of control provisions in his employment agreement.

      For a further description of the terms of the employment agreements with the Named Executive Officers, please see the discussion in this Proxy Statement under the caption “Compensation of Executive Officers — Employment Contracts and Change of Control Agreements.”

      In addition to the bonus amounts described above, the Named Executive Officers are eligible to receive a discretionary bonus each year. The Compensation Committee did not award a discretionary cash bonus during fiscal 2004 to any of the Named Executive Officers.

Compensation of Senior Management Personnel (Other Than Named Executive Officers)

      The Company does not have employment agreements with its executive officers and senior management personnel other than the Named Executive Officers. Cash bonus awards made and salary increases during fiscal 2004 to the Company’s such other executive officers and senior management personnel which were directly related to the Company’s performance were in connection with the award of annual bonuses to such personnel in recognition of contributions made to the Company with respect to fiscal 2003. Such bonus awards and salary increases were based on an evaluation of each employee’s performance, based in part on the recommendation of senior management. In addition, the Company granted stock options to certain senior management personnel in fiscal 2004 upon initial hiring, promotion and in recognition of significant contributions to the Company.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for certain compensation over $1,000,000 paid to the Company’s chief executive officer and the four other most highly compensated executive officers, as reported in this Proxy Statement. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and shareholders have approved the compensation arrangements. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the shareholders. The Company believes that it is in the best interests of its shareholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

      In general, the Company believes that compensation relating to options granted under its 1999 Incentive Plan should be excluded from the $1,000,000 limitation. Compensation pursuant to Mr. Carter’s current employment agreement and options granted under a plan not approved by the Company’s shareholders do not qualify for exclusion from the Section 162(m) limitation.

      The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

COMMONWEALTH ENERGY CORPORATION
COMPENSATION COMMITTEE*

CRAIG G. GOODMAN**
ROBERT C. PERKINS (Chairman)
MARK S. JUERGENSEN

*	All of the decisions relevant to executive and senior management compensation during fiscal 2004 were made by the Compensation Committee of Commonwealth Energy Corporation before the completion of the Company’s reorganization in July 2004. Gregory L. Craig was appointed to the Compensation Committee of Commerce Energy Group, Inc. in November 2004. Accordingly, he was not a member of the Compensation Committee during fiscal 2004.

**	Member of the Compensation Committee until November 15, 2004.

PERFORMANCE GRAPH

      The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Common Stock commenced trading on the American Stock Exchange on July 8, 2004. The last trading day of the Company’s fiscal year 2004 was July 30, 2004.

      The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

Comparison of Initial Trading Period Cumulative Return

      The performance graph below illustrates a comparison of cumulative total returns based on an initial investment of $100 in the Common Stock which began trading on the American Stock Exchange on July 8, 2004 as compared with the S&P 500 Stock Index and the Utility Select Sector Index for the period from July 8, 2004 to July 31, 2004. The Utility Select Sector Index is a modified market capitalization based index intended to track the movement of companies that are components of the S&P 500 index and are utilities. Utilities include communications services, electrical power providers and natural gas distributors.

      This performance chart assumes:

•	$100 invested on July 8, 2004 in the Common Stock compared with a $100 investment in the S&P 500 Stock Index and in the Utility Select Sector Index.

•	All dividends are reinvested.

Stock Performance Graph

	Commerce Energy Group
	Common Stock	S&P 500 index	Utilities Select Sector Index

July 8, 2004	100	100	100
July 31, 2004	76.74	99.33	101.7

Value of Investment

	July 8, 2004	July 31, 2004

Commerce Energy Group Common Stock	$100	$76.74
S&P 500 Index	$100	$99.33
Utilities Select Sector Index	$100	$101.70

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      On April 1, 2004, we acquired Skipping Stone Inc., an energy consulting and technology firm. Skipping Stone was a privately held company that was principally owned by Peter Weigand. Mr. Weigand, who was the Chief Executive Officer of Skipping Stone prior to its acquisition by Commonwealth, became the President of Commonwealth, Commerce Energy and Skipping Stone on April 1, 2004. Prior to its acquisition of Skipping Stone, since 2001, Commonwealth has engaged Skipping Stone to perform various consulting services. The consulting services were performed by various employees and independent contractors of Skipping Stone, including Peter Weigand and Richard L. Boughrum, who was an independent contractor of Skipping Stone until March 28, 2004. On April 1, 2004, Mr. Boughrum became the Chief Financial Officer of Commonwealth and Commerce Energy. Consulting services performed by Skipping Stone for Commonwealth have included data collection and analysis of market size information, review of energy supply and finance agreements, development of business plans, work plans and definitions of various strategic initiatives and representation of Commonwealth in the implementation of such initiatives. The agreements to perform consulting services were terminable by either party at any time. At the time of the completion of the merger, the only on-going consulting services being performed by Skipping Stone for Commonwealth relate to Commonwealth’s preparations in connection with its upcoming required report on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Commonwealth paid Skipping Stone an aggregate of approximately $308,000 in consulting fees and expenses through the acquisition date. Approximately 1% and less than 1% of Skipping Stone’s revenues in calendar 2001 and 2002, respectively, were derived from consulting fees paid by Commonwealth. Through March 31, 2004, approximately 23% of Skipping Stone’s calendar 2004 revenues had been derived from consulting fees paid by Commonwealth.

      The aggregate purchase price for all of the outstanding Skipping Stone securities, which consists of common stock and vested options, was $3.1 million and the assumption of $0.6 million of debt. The purchase price was paid through the issuance of Commonwealth Common Stock, which was valued at $1.92 per share. Mr. Weigand received 1,088,679 shares of Commonwealth Common Stock in the transaction. In addition, other former holders of Skipping Stone common stock received an aggregate of 525,891 shares of Commonwealth Common Stock in the transaction.

      We granted the former holders of Skipping Stone common stock “piggy-back” registration rights with respect to the 1,468,714 shares of common stock issued to them in the transaction. Pursuant to a registration rights agreement dated as of April 1, 2004, we agreed to register such shares for resale under the Securities Act in any registration statement filed by Commonwealth with the Securities and Exchange Commission with respect to an offering by Commonwealth for its own account (other than a registration statement on Form S-4 or S-8 or any successor thereto) or for the account of any Commonwealth stockholder. We will pay all of the expenses of such registration. We also agreed to indemnify and hold harmless each of the former holders of Skipping Stone common stock from and against any liabilities (including attorney fees) arising out of any untrue statement of a material fact contained in any such registration statement, other than with respect to information provided by such stockholders for inclusion in the registration statement. Our obligation to register these shares will terminate only when such shares have been disposed of pursuant to an effective Registration Statement, in the opinion of counsel to Commonwealth, the entire amount of the shares may be sold in a single sale without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or the shares are sold or distributed by a person not entitled to these registration rights.

      Each of the former holders of Skipping Stone common stock, including Mr. Weigand, has agreed to place 20% of the Commonwealth shares issued to him in the merger in an escrow for a period of six months. The stockholder escrow shares are subject to forfeiture, at $1.92 per share, based upon a two part “true up” calculation, which is defined in the merger agreement. The first part of the calculation is designed to cover a decline in the value of Skipping Stone’s net equity, defined as the difference between the total assets minus the total liabilities, from December 31, 2003 to April 1, 2004, the effective time of the merger. The second part of the calculation will verify that as of six months from the effective time all assets have been collected, amortized or realized as cash and no other liabilities have been accrued or paid by Skipping Stone or Commonwealth after the effective time.

      In addition, each of the former holders of Skipping Stone common stock, including Mr. Weigand, has agreed to place an additional 10% of the Commonwealth shares issued to him in the merger in an escrow for a period of eighteen months, in the case of Mr. Weigand, and twelve months, in the case of the other three former holders of Skipping Stone common stock. The retention escrow shares are subject to forfeiture in the event that such person voluntarily resigns his employment with Commonwealth, Commerce Energy or any of their affiliates after the reorganization during the escrow period (but not upon death, disability or certain changes in control not approved by the Board). In connection with the merger, Mr. Weigand also entered into an Agreement Not to Compete for twelve months after he is no longer employed by Commonwealth, Commerce or any of their affiliates, except under the circumstance of a change in control not approved by Board of Commonwealth or Commerce.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and beneficial owners of more than 10% of a registered class of our equity securities are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2004, and except as disclosed in the following paragraph, our officers, directors and beneficial owners of more than 10% of a registered class of our equity securities complied with all Section 16(a) filing requirements during fiscal year 2004.

      The following persons made late filings of reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, that related to transactions that occurred during fiscal year 2004: (a) Ian B. Carter, one of our directors and executive officers, filed late Forms 4 in connection with the exercise of an option to purchase shares of Commonwealth common stock in March 2004 and in connection with the grant of an employee stock option in August 2003; (b) Robert C. Perkins, one of our directors, filed late Forms 4 in connection with the grant of stock options in August 2003 and the conversion of shares of Commonwealth Series A Preferred Stock into Commonwealth common stock in July 2004; (c) Craig G. Goodman, one of our directors, filed a late Form 4 in connection with two purchases of Commerce common stock in September 2004; (d) Kenneth L. Robinson, our Corporate Controller, filed a late Form 3 in connection with his initial appointment and filed a late Form 4 in connection the grant of an employee stock option in August 2003; (e) Michael G. Nelson, at the time an executive officer of Commonwealth, filed a late Form 4 in connection with the grant of an employee stock option in December 2003; (f) Linda Guckert, at the time an executive officer of Commonwealth, filed a late Form 4 in connection with the grant of an employee stock option in August 2003; (g) Robert Gunnin, at the time an executive officer of Commonwealth, filed a late Form 3 in connection with his initial appointment; (h) Mark S. Juergensen, one of our directors, filed a late Form 4 in connection with the grant of a stock option in August 2003. In addition, to our knowledge, Joseph P. Saline, Jr., one of Commonwealth’s directors during fiscal year 2004, has yet to file a Form 3 in connection with his initial appointment as a director and has not filed any Forms 4 with respect to any purchases or sales of our securities.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE

ANNUAL MEETING FOR THE FISCAL YEAR ENDING JULY 31, 2005

Nominations for Directors for the Annual Meeting for the Fiscal Year Ending July 31, 2005

      No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (a) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (b) will be entitled to vote for the election of directors at the annual meeting and (c) complies with the notice procedures set forth in the Nomination Bylaw.

      Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be received by us no earlier than 120 days prior to such annual meeting nor later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

      Therefore, in order to be timely for the annual meeting for the fiscal year ending July 31, 2005, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than September 14, 2005 and not later than October 14, 2005. To be effective, the written notice must include (a) the name, age, business address and residence address of the person being nominated by the stockholder, (b) the principal occupation or employment of the stockholder’s nominee, (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder’s nominee, (d) any other information relating to the stockholder’s nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director of the Company if elected, (f) the name and record address of the stockholder making the nomination, (g) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (h) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made by such stockholder, (a) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (i) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

Stockholder Proposals for Inclusion in Proxy Statement

      If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of stockholders to be held for the fiscal year ending July 31, 2005, you must submit such proposal to the Company no later than August 5, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this proxy statement.

Stockholder Proposals for the Annual Meeting for the Fiscal Year Ending July 31, 2005

      Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

      With respect to any proposal that one of our a stockholders presents at the annual meeting of stockholders to be held for the fiscal year ending July 31, 2005 that is not submitted for inclusion in the Company’s proxy materials, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be so received no earlier than 120 days before such annual meeting nor later than 90 days before such annual meeting or the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the annual meeting for the fiscal year ending July 31, 2005, a stockholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than September 14, 2005 and not later than October 14, 2005. With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held for the fiscal year ending July 31, 2005 that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) we are notified of such proposal no later than October 26, 2005, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

      To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the text of the proposal, (c) the reasons for the proposal, (d) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (e) the class and number of shares of the Company which are beneficially owned by the stockholder and (f) any material interest of the stockholder in such business, (g) the name and record address of the stockholder making the proposal, (h) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (i) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons (including their names) pursuant to which the proposals are to be made by such stockholder, (j) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (k) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such proposal.

ANNUAL REPORT

      You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2004, including the financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to rule 13a-1 of the Securities Exchange Act of 1934, as amended. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this proxy statement, attention: John A. Barthrop, Secretary.

OTHER MATTERS

      The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

JOHN A. BARTHROP
Senior Vice President, General Counsel, and Secretary

Costa Mesa, California

December 3, 2004

APPENDIX A

CHARTER FOR THE

AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS OF
COMMERCE ENERGY GROUP, INC.

I.	Introduction

      Executive management of Commerce Energy Group, Inc. (the “Company”) is primarily responsible for the completeness and accuracy of the Company’s financial reporting and the adequacy of its, internal financial and operating controls. The Company’s Board of Directors (the “Board”) has responsibility to oversee management’s exercise of these responsibilities. To assist the Board, the Company has established an Audit Committee (the “Committee”). The authority and responsibilities of the Committee are described in this Charter.

II.	Purpose

      This Charter broadly defines the Committee’s objectives, the range of its authority, the scope of its activities, and its duties and responsibilities. The Committee and the Board shall review and assess the adequacy of this Charter annually.

      The purpose of the Committee is to assist the Board in overseeing: (i) the integrity of the Company’s accounting and financial reporting processes, the audits of the financial statements as well as systems of internal controls regarding finance, accounting, and legal compliance; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the Company’s independent public accountants; (iv) the Company’s financial risk; and (v) the Company’s internal audit function. In carrying out this purpose, the Committee shall maintain and facilitate free and open communication between the Board, the independent public accountants and the management of the Company.

III.	Membership, Size, Composition and Term of Appointment

      The Committee shall consist of no fewer than three directors, each of whom shall be appointed by the Board and independent as defined by the rules and regulations of the American Stock Exchange (the “AMEX”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including Rule 10A-3 thereunder. Each member shall be financially literate and able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member shall be an “audit committee financial expert” and shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Securities and Exchange Commission (the “SEC”) and the AMEX. The Board shall appoint the Committee’s Chairperson and members annually.

IV.	Duties and Responsibilities

      The Committee shall perform activities required by applicable law, rules or regulations, including the rules of the SEC and the AMEX, and perform such other activities that are consistent with this Charter, and the Company’s Bylaws and governing laws, as the Committee or the Board deem necessary or appropriate. Without limiting the foregoing, the Committee’s responsibilities are to:

A.	Independent Auditors

      1. Retain a firm of independent public accountants to serve as the Company’s principal independent auditors. The independent auditors are accountable to the Committee, which has the ultimate authority and responsibility to appoint, compensate, retain, provide oversight of, evaluate and terminate the auditors. The Committee shall have the sole authority to approve the scope of audit work and all audit engagement fees and terms.

      2. Review the reports and recommendations of the Company’s principal independent auditors.

      3. Give prior approval of all audit services and any non-audit services (including tax compliance and planning) as required under the Exchange Act that are performed by the independent auditors for the Company at any time (or subsequently approve audit and non-audit services in those circumstances where a subsequent approval is necessary and permissible) and establish policies for obtaining such approval.

      4. Discuss with the independent auditors the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and matters required to be reviewed under applicable legal, regulatory or AMEX requirements.

      5. Review any reports submitted by the independent public accountants, including any report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (iii) other material written communications between the independent public accountants and management, such as any management letter, schedule of unadjusted differences, and the adequacy of internal controls and procedures.

      6. On an annual basis, discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 including: the auditors’ responsibilities, difficulties and problems encountered in performing the audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response.

      7. On an annual basis, discuss with the auditors the auditors’ independence and obtain the letter required by the Independence Standards Board Standard No. 1 confirming the auditors’ independence.

      8. On an annual basis, review and discuss with the auditors a written report describing (i) the firm’s quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or raised by a governmental or professional authority investigation or inquiry within the past five years with respect to independent audits carried out by the independent auditors, along with any steps taken to deal with such issues, and (iii) all relationships between the independent auditors and the Company and how those relationships affect the auditors’ independence. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

B.	Management

      1. Discuss the following with management:

(i) the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(ii) major issues regarding accounting and auditing principles and practices, including all critical accounting policies;

(iii) the adequacy of internal controls and procedures that are used to ensure the accuracy and completeness of the Company’s financial statements;

(iv) the annual and quarterly certifications by the Chief Executive Officer and Chief Financial Officer regarding the accuracy and completeness of the Company’s financial statements and SEC reports and the adequacy of internal controls and procedures; and

(v) the Company’s press releases with respect to earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

      2. Review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of the AMEX.

      3. Review and oversee the Company’s policies with respect to risk assessment and risk management. Discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Establish procedures for implementing the Company’s policies with respect to risk assessment and risk management.

C.	Internal Auditors

      1. Assess the need for an internal audit function for the Company and the appropriate number and qualifications of its staff.

      2. Approve the annual expense budget for an internal audit function and the duties of the chief internal auditor.

      3. Approve the annual internal audit plan and receive quarterly updates on the results of internal audit work.

      4. Review reports prepared by internal auditors.

D.	Other Responsibilities

      1. Review the findings resulting from any examinations of the Company’s financial statements by federal regulatory agencies, including the SEC and the Internal Revenue Service.

      2. Establish procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      3. Prepare and publish an annual Committee report in the Company’s annual proxy statement, as required by the rules of the SEC.

      4. Report the findings of the Committee to the Board on a regular basis and make such recommendations to the Board as deemed appropriate.

      5. Perform such other duties in connection with the Company’s financial reporting, audit procedures and system of internal control as are requested from time to time by the Board.

      6. Set policies for the hiring of employees or former employees of the Company’s principal independent auditors.

      7. Review and reassess the adequacy of this Charter at least annually, and submit any changes to the Board for approval.

      8. Review and discuss with management the Company’s annual budget.

      9. Annually evaluate the performance of the Committee and report the results of this evaluation to the Nominating and Corporate Governance Committee.

      10. The Committee is hereby designated and shall constitute a “qualified legal compliance committee” within the meaning of rules issued by the SEC. As the Company’s Qualified Legal Compliance Committee (the “QLCC”), the Committee shall be responsible for handling reports submitted by legal counsel of evidence of a material violation of the securities laws or a breach of a fiduciary duty by the Company or any of its directors, officers, employees or agents. The QLCC shall inform the Board, Chief Executive Officer and General Counsel of any report of evidence of these violations, determine whether an investigation is necessary, and take appropriate action to address these reports. If the QLCC determines that an investigation is necessary or appropriate, it is authorized to initiate an investigation. At the conclusion of any such investigation, the QLCC shall inform the Board, the Chief Executive Officer and the General Counsel of the results of the investigation and recommend the appropriate remedial measures to be taken. The QLCC is authorized to take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response recommended by the QLCC.

V.	Meetings and Procedures

      The Committee shall meet as often as it deems appropriate or necessary, but no less than quarterly. The Committee shall meet separately at least quarterly with the Company’s independent auditors. A majority of the members shall constitute a quorum. The Committee may ask members of management or others to attend the meetings. The Committee Chairperson shall establish an agenda for each meeting after consultation with each Committee member and management. Minutes shall be kept of each Committee meeting. The Committee will report the actions taken at its meetings to the Board after each Committee meeting. The Committee also may act by unanimous written consent.

VI.	Outside Advisors and Counsel

      The Committee is authorized to seek the assistance of and retain the services of any outside legal, accounting or other advisors as the Committee or its Chairperson may deem appropriate in the full performance of its functions. The Committee shall have the sole authority to approve related fees and retention terms for all such advisors. The Company shall pay the fees and expenses of all such advisors and also shall pay all ordinary administrative expenses of the Committee.

APPENDIX B

COMMERCE ENERGY GROUP, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

      The following constitutes the provisions of the 2005 Employee Stock Purchase Plan of Commerce Energy Group, Inc.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Shares of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

      (a) “Administrator” means (i) any person or committee to whom the Board delegates administrative discretion under the Plan, and (ii) the Board, which may exercise any and all administrative powers associated with the Plan.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Common Shares” means shares of common stock, par value $.001 per share, of the Company.

      (e) “Company” means Commerce Energy Group, Inc., a Delaware corporation.

      (f) “Compensation” means the sums of the types and amounts of compensation determined from time to time by the Administrator in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code, including the equal treatment of participants having the same employer corporation.

      (g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

      (h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

      (i) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting shares of beneficial interest of the Company (or its successor or parent) immediately thereafter.

      (j) “Designated Subsidiaries” means the Subsidiaries (or other entities with respect to sub-plans established under Section 19(d) hereof) that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (k) “Employee” means any person, including an Officer, whom the Company or one of its Designated Subsidiaries classifies as an employee for payroll tax purposes and who (i) is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week, (ii) is customarily employed by the Company or one of its Designated Subsidiaries for more than five months in a calendar year, and (iii) has been employed by the Company or one of its Designated Subsidiaries for at least six (6) months.

      (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (m) “Offering Date” means the first business day of each Purchase Period of the Plan.

      (n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (o) “Plan” means this 2005 Employee Stock Purchase Plan.

      (p) “Purchase Date” means the last day of each Purchase Period of the Plan, provided, however, that if such date is not a business day, the “Purchase Date” shall mean the immediately preceding business day.

      (q) “Purchase Period” means a period of one calendar month (or such other period of up to 27 consecutive months that the Administrator may determine in its sole discretion before an Offering Date), except for the first Purchase Period set forth in Section 4(b).

      (r) “Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share on the Offering Date or the Purchase Date, whichever is lower; provided, however, that the Administrator may before any Offering Date establish a different formula for determining the Purchase Price so long as the formula does not result in a lower Purchase Price than is allowable under Section 423(b)(6) of the Code.

      (s) “Share” means one Common Share, as adjusted in accordance with Section 18 of the Plan.

      (t) “Subsidiary” means a corporation (or an unincorporated entity of which the Company is a co-employer of its employees), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      3. Eligibility.

      (a) Any person who is an Employee as of the date 30 days before the Offering Date of a given Purchase Period shall be eligible to participate in such Purchase Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Purchase Period at a time.

      (b) Any provisions of the Plan to the contrary notwithstanding other than Section 3(c), no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of beneficial ownership of the Company and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or shares of common stock of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      (c) Company directors, consultants (the meaning of such terms to be determined by the Administrator in its sole discretion), employees of affiliates of the Company that are not corporate Subsidiaries, and Employees who are ineligible to participate pursuant to Section 3(b)(i) above may, in the sole discretion of the Administrator, be eligible to participate in any Company sub-plan or sub-plans that the Administrator may establish in accordance with Section 19(d) below.

      4. Purchase Periods. Purchase Periods shall generally commence on the first day of each calendar month (e.g., January 1, February 1, March 1) and shall end on the last day of the calendar month in which the Purchase Period begins. The Administrator shall have the discretion to establish the first Purchase Period as commencing on or after the effective date determined in Section 22 below. The Administrator shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval, provided that the Administrator shall announce any such change at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

      5. Participation.

      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Administrator from time to time (each, a “Designated Broker”) prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

      (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

      (c) A participant’s subscription agreement shall remain in effect for successive Purchase Periods unless modified as provided in Section 6 or terminated as provided in Section 10.

      6. Method of Payment of Contributions.

      (a) A participant shall elect to have payroll deductions made on each payday during the Purchase Period in an amount not less than one percent (1%) (or $25 per payroll period, if greater), and not more than the lesser of ten percent (10%) (or such other percentage as the Administrator may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Purchase Period or $1,000.00. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

      (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, and may increase or decrease the rate of his or her Contributions with respect to the Purchase Period only in accordance with rules that the Administrator establishes before the Offering begins. Any change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

      (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

      7. Grant of Option.

      (a) On the Offering Date of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on the Purchase Date for the Purchase Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be the number of Shares for which the aggregate Purchase Price equals the lesser of ten percent (10%) of such Employee’s Compensation earned during the Purchase Period or

$2,000.00, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

      (b) The fair market value of the Company’s Common Shares on a given date (the “Fair Market Value”) shall be —

(i) the closing sales price of the Common Shares for such date (or, in the event that the Common Shares are not traded on such date, on the immediately preceding trading date), as reported by the New York Stock Exchange or the American Stock Exchange, or, if such price is not reported, then on the nearest preceding trading day during which a sale occurred; or

(ii) if such stock is not traded on either exchange but is quoted on NASDAQ or a successor quotation system (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean of the bid and asked prices per-share of the Common Shares as reported by the NASDAQ or successor or,

(iii) in the event the Common Shares are not listed on a stock exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter market, the Fair Market Value per share shall be the mean between the most recent representative bid and asked prices; or

(iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

      8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of a Purchase Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be sold or issued pursuant to the Plan. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

      9. Delivery. As promptly as practicable after each Purchase Date of each Purchase Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with a Designated Broker.

      10. Voluntary Withdrawal; Termination of Employment.

      (a) Subject to applicable securities law restrictions (e.g., the Company’s insider trading policy), a participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company or the Designated Broker, in the form and manner as directed by the Company, at least five (5) days prior to the Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Purchase Period.

      (b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of a Purchase Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her option will be automatically terminated. A participant will have up to 30 days to transfer, to himself, to a designated beneficiary, or to a designated broker, any Shares that the Company or the Designated Broker holds for the benefit of the Participant (using a form that the Administrator provides). If within 30 days, the participant’s Shares are not transferred, the

Administrator may, but shall not be obligated to, issue and mail a stock certificate for the Shares to the participant.

      (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Purchase Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

      (d) If a participant’s withdraws from a Purchase Period, the participant may enroll in a subsequent purchase period but only once within the same calendar year for this Plan or any succeeding employee stock purchase plan or any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible, subject to applicable securities law restrictions (e.g., the Company’s insider trading policy ). If a participant withdraws from a Purchase Period, payroll deductions shall not resume at the beginning of any succeeding Purchase Period for which the participant is eligible to enroll unless the participant delivers a new subscription agreement to the Company.

      11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

      12. Shares.

      (a) The Designated Broker shall purchase all Shares on the open market. To the extent the Purchase Price for Shares is below Fair Market Value for any Purchase Period, the Company shall pay the Designated Broker such amounts as are necessary to subsidize the Purchase Price for Shares purchased on the open market.

      (b) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant in writing, in the name of the participant and his or her spouse.

      13. Administration. The Administrator shall supervise and administer the Plan, and shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. No person acting individually or jointly as the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any participant.

      14. Designation of Beneficiary.

      (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and in the manner as directed by the Company’s Human Resources Department.

      (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice in accordance with Section 14(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

      16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

      17. Reports. Individual recordkeeping accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually by the Designated Broker, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

      18. Adjustments Upon Corporate Transactions. In the event of a proposed dissolution or liquidation of the Company, any Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 10.

      For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Shares in the transaction.

      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Common Share reserves of the Company, as well as the price per Common Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of its outstanding Common Shares, and in the event of the Company’s being consolidated with or merged into any other corporation.

      19. Amendment or Termination.

      (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the

Plan or a Purchase Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Purchase Period is in the best interests of the Company and the shareholders, or if continuation of the Plan and/or the Purchase Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent the Administrator considers it appropriate to conform the Plan with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

      (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Purchase Periods, to limit the frequency and/or number of changes in the amount withheld during a Purchase Period, to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, to permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and to establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

      (c) The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company specifically authorizes the Administrator to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

      (d) The Administrator may also adopt sub-plans applicable to the Company or to particular Subsidiaries, or locations, which sub-plans may be designed to be outside the scope of Code Section 423. Such a sub-plan may cover non-employee directors of the Company or its Designated Subsidiaries and may permit directors to purchase Shares with all or part of their cash consideration. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. In addition, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

      20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      22. Term of Plan; Effective Date. The Plan shall become effective on the date on which it has received approval by a vote of a majority of the votes cast at a duly held annual meeting of the Company’s shareholders (or by such other shareholder vote that the Administrator determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law). The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

      23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      24. Notice of Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two (2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

      25. Withholding of Taxes. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations which may arise upon the exercise of any option or the disposition of any Shares.

      26. No Employment Rights. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any Shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.

      27. Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.

      28. Captions. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

      29. Governing Law. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

APPENDIX C

COMMERCE ENERGY GROUP, INC.

2005 STOCK INCENTIVE PLAN

1.     Establishment, Purpose, and Types of Awards

      Commerce Energy Group, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Commerce Energy Group, Inc. 2005 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select Employees, Directors and Consultants of the Company and its Affiliates for the purpose of attracting, retaining and motivating such persons.

      The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares and Restricted Share Units
Section 9	Deferred Share Units
Section 10	Performance Awards

      The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.     Defined Terms

      Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.     Shares Subject to the Plan

      Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 2,957,401 Shares For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

      Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards); provided that any Shares that are either purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to ISO Awards.

4.     Administration

      (a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

      (b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

      (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

      Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

      (d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

      (e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.     Eligibility

      (a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

      (b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

      (c) Limits on Awards. Over any period of three consecutive calendar years, no Participant may receive Options and SARs that relate to more than 1,500,000 Shares. The Committee will adjust this limitation pursuant to Section 13 below.

      (d) Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate.

6.     Option Awards

      (a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

      (b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

      (c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

      (d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, subject to the following special rules:

(i) ISOs. If an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on such Grant Date. If an ISO is granted to any other Employee, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Non-ISOs. The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-ISO shall not be less than 85% of the Fair Market Value per Share on the Grant Date, and shall be subject to any payment restrictions that the Committee may at any time impose in order to conform with Section 409A of the Code.

(iii) Named Executives. The per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date of an Option if (A) on such Grant Date, the Participant is subject to the limitations set forth in Section 162(m) of the Code, and (B) the grant is intended to qualify as performance-based compensation under Section 162(m) of the Code.

      (e) Exercise of Option. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

      (f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

      (g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company

(other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

      The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

      (h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

      The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

      (i) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

      (j) Buyout Provisions. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

7.     Share Appreciate Rights (SARs)

      (a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or in substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to the Company’s shareholders generally in connection with the event.

      (b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 85% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. The exercise price of an SAR shall be subject to the special rules on pricing contained in Sections 6(d) and 6(j) hereof.

      (c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement, but shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

      (d) Effect on Available Shares. To the extent that an SAR is exercised, only the actual number of delivered Shares (if any) will be charged against the maximum number of Shares that may be delivered pursuant to Awards under this Plan. The number of Shares subject to the SAR and the related Option of the Participant will, however, be reduced by the number of underlying Shares as to which the exercise relates, unless the Award Agreement otherwise provides.

      (e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

      Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in order to conform with Section 409A of the Code.

      (f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

      (g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

      (h) Buy-out. The Committee has the same discretion to buy-out SARs as it has to take such actions pursuant to Section 6(j) above with respect to Options.

8.     Restricted Shares and Restricted Share Units

      (a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any) and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

      (b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

      (c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

      (d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

      (e) Dividends Payable on Vesting. Whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant or duly-authorized transferee may receive, in the sole discretion of the Committee, with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units.

      (f) Section 83(b) Elections. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make an election under Section 83(b) of the Code with respect to the Shares subject to such Restricted Share Units (the “Section 83(b) Election”), the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

      (g) Deferral Elections. At any time within the thirty-day period (or other shorter or longer period that the Committee selects) within which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an Award of either Restricted Shares or Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above.

9.     Deferred Share Units

      (a) Elections to Defer. The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year

(or on the first day of the next calendar month in the case of an initial election by a Participant who is first eligible to defer hereunder) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless during the twenty business day period commencing on the date the Company receives such Election Form, the Company sends the Participant a written notice explaining why the Election Form is invalid. Notwithstanding the foregoing: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

      (b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

      (c) Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless —

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company has received the Participant’s distribution election form at the time the Participant first elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Administrator at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

      Fractional shares shall not be issued, and instead shall be paid out in cash.

      (d) Crediting of Dividends. Whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine), and a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

      (e) Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

      (f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares or other funds of the Company.

10.     Performance Awards

      (a) Performance Units. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. A Performance Unit is an Award which is based on the achievement of specific goals with respect to the Company or any Affiliate or individual performance of the Participant, or a combination thereof, over a specified period of time.

      (b) Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

      A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

      (c) Limitations on Awards. The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 1,500,000 Shares and a cash amount which shall be equal to the greater of the Fair Market Value or the Cash Value of 1,500,000 Shares on the Grant Date. The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

      (d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

      (e) Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 9 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 10 (a) above.

11.     Taxes

      (a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

      (b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

      (c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

      (d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

      (e) No Liability for Taxes. Neither the Company nor the Committee shall have any obligation whatsoever to grant or to modify any Award in a manner that avoids penalties that may arise under Section 409A of the Code.

12.     Non-Transferability of Awards

      (a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee for a select group of management or highly compensated Employees, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a disabled Participant, or a transferee permitted by this Section 12.

      (b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions,. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.     Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

      (a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

      (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

      (c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

      Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

      (d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.     Time of Granting Awards.

      The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.     Modification of Awards and Substitution of Options.

      (a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award, to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to accept the cancellation of outstanding Awards to the extent not previously exercised either for the granting of new Awards or for other consideration in substitution or replacement thereof. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

      (b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.     Term of Plan.

      The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.     Amendment and Termination of the Plan.

      (a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

      (b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.     Conditions Upon Issuance of Shares.

      Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.     Reservation of Shares.

      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.     Effective Date.

      This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

21.     Controlling Law.

      All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.     Laws And Regulations.

      (a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

      (b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.     No Shareholder Rights.

      Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24.     No Employment Rights.

      The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

COMMERCE ENERGY GROUP, INC.

2005 STOCK INCENTIVE PLAN

Appendix A: Definitions

      As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, a Deferred Share Unit and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cash Value” means, as of any date, the product of the “Cash Value per Share” times the number of Shares.

Cash Value per Share” means the quotient of the cash (including restricted cash) and deposits of the Company as set forth on the most recent balance sheet filed with the U.S. Securities and Exchange Commission on Form 10-Q or Form 10-K divided by the number of shares of the Company’s common stock outstanding on the same date.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company, or deliberate violation of a material policy of the Company; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be final and binding on the Participant, the Company and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(I) any “person” (as such term is used in Section 13 (d) and 14 (d) of the Exchange Act), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in paragraph (III)(B) below;

(II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date this Plan is adopted by the Board, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by the affirmative vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Continuing Directors”);

(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which (A) the Company’s shareholders receive or retain voting common stock in the Company or the surviving or resulting corporation in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of the Company are or continue to be Continuing Directors following such transaction, or (B) the Company’s shareholders receive voting common stock in the corporation which becomes the public parent of the Company or its successor in such transaction on the same pro rata basis as their relative percentage ownership of Company common stock immediately preceding such transaction and a majority of the entire Board of such parent corporation are Continuing Directors immediately following such transaction;

(IV) the sale of any one or more Company subsidiaries, businesses or assets not in the ordinary course of business and pursuant to a shareholder approved plan for the complete liquidation or dissolution of the Company; or

(V) there is consummated any sale of assets, businesses or subsidiaries of the Company which, at the time of the consummation of the sale, (x) together represent 50% or more of the total book value of the Company’s assets on a consolidated basis or (y) generated 50% or more of the Company’s pre-tax income on a consolidated basis in either of the two fully completed fiscal years of the Company immediately preceding the year in which the Change in Control occurs; provided, however, that, in either case, any such sale shall not constitute a Change in Control if such sale constitutes a Rule 13e-3 transaction and at least 60% of the combined voting power of the voting securities of the purchasing entity are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means Commerce Energy Group, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a Participant who

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the

Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means, unless otherwise specifically defined in the Plan, any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Commerce Energy Group, Inc. 2005 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Class I Directors       PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	THE LISTED NOMINEES HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE NOMINEES LISTED.

	For	Withhold
01 — Gregory L. Craig	☐	☐
02 — Mark C. Pocino	☐	☐

B    Issues

THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

		For	Against	Abstain
2.	APPROVAL OF 2005 COMMERCE ENERGY GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN:	☐	☐	☐
Proposal to approve the 2005 Commerce Energy Group, Inc. Employee Purchase Plan

		For	Against	Abstain
3.	APPROVAL OF COMMERCE ENERGY GROUP, INC. 2005 STOCK INCENTIVE PLAN:	☐	☐	☐
Proposal to approve the Commerce Energy Group, Inc. 2005 Stock Incentive Plan

		For	Against	Abstain
4.	RATIFICATION OF INDEPENDENT AUDITORS:	☐	☐	☐
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

I plan to attend the Annual Meeting		☐

C    Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

☐ ☐ / ☐ ☐ / ☐ ☐

■	+

Proxy — Commerce Energy Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of Commerce Energy Group, Inc., a Delaware corporation (the “Company”), hereby appoints Gregory L. Craig and Mark S. Juergensen, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on January 12, 2005, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on November 19, 2004, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-877-277-5491 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Standard Time, on January 11, 2004.
THANK YOU FOR VOTING